UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Ultratech, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 19, 2011

TO THE STOCKHOLDERS OF ULTRATECH, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Ultratech, Inc., a Delaware corporation (the “Company”), will be held on July 19, 2011, at 2:00 p.m. local time, at the Hyatt Regency Santa Clara, 5101 Great America Parkway, Santa Clara, California 95054, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect seven (7) directors to serve for the ensuing one year until the expiration of their terms in 2012, or until their successors are duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

3.	To approve certain amendments to the Company’s 1993 Stock Option/Stock Issuance Plan, including an amendment to increase the number of shares reserved for issuance under the plan.

4.	To approve an advisory resolution regarding executive compensation.

5.	To hold an advisory vote on the frequency of the advisory vote on executive compensation.

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including the election of any director if any of the above nominees is unable to serve or for good cause will not serve.

Only stockholders of record at the close of business on May 20, 2011 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company for a period of ten (10) days before the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please submit your proxy over the Internet, by telephone or by mail as promptly as possible. For specific voting instructions, please refer to the instructions on the Notice of Internet Availability of Proxy Materials or on the proxy. Should you receive more than one Notice of Internet Availability of Proxy Materials because your shares are registered in different names and addresses, each proxy should be submitted over the Internet, by telephone or by mail to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

Arthur W. Zafiropoulo

Chairman of the Board and Chief Executive Officer

June 6, 2011

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD THAT WAS MAILED TO YOU.

ULTRATECH, INC.

3050 Zanker Road

San Jose, California 95134

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 19, 2011

General

The enclosed proxy (“Proxy”) is solicited on behalf of the Board of Directors of Ultratech, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on July 19, 2011 (the “Annual Meeting”), or at any adjournment or postponement thereof. The Annual Meeting will be held at 2:00 p.m. at the Hyatt Regency Santa Clara, 5101 Great America Parkway, Santa Clara, California 95054. These proxy solicitation materials were made available on or about June 6, 2011 to all stockholders entitled to vote at the Annual Meeting.

Internet Availability of Proxy Materials

Pursuant to the rules of the Securities and Exchange Commission, the Company is allowed to furnish its Proxy Statement and the Company’s Annual Report on Form 10-K (as amended by the Company’s first amendment thereto on Form 10-K/A) (the “Proxy Materials”) over the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Availability Notice”) to its stockholders of record and beneficial owners. All stockholders will have the ability to access the Proxy Materials on a website referred to in the Availability Notice or request to receive a printed set of the Proxy Materials at no charge. Instructions on how to access the Proxy Materials over the Internet or to request a printed copy may be found on the Availability Notice. In addition, stockholders may request to receive the Proxy Materials in printed form by mail or electronically by email on an ongoing basis.

The Availability Notice will provide stockholders with instructions regarding how to:

•	View the Proxy Materials for the Annual Meeting over the Internet; and

•	Instruct the Company to send its future Proxy Materials to stockholders electronically by email.

Choosing to receive the future Proxy Materials by email will save the Company the cost of printing and mailing documents to its stockholders and will reduce the impact of the Company’s annual stockholders’ meetings on the environment. If a stockholder chooses to receive future Proxy Materials by email, the stockholder will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Any stockholder’s election to receive the Proxy Materials by email will remain in effect until such stockholder terminates the request.

Voting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On May 20, 2011, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, approximately 25,567,952 shares of the Company’s common stock, $.001 par value (“Common Stock”), were issued and outstanding, and there were approximately 249 holders of record of the Common Stock. No shares of the Company’s preferred stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on May 20, 2011. Stockholders may not cumulate votes in the election of directors.

All votes will be tabulated by the inspector of elections appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes are shares which are not voted by the broker who is the record holder of the shares because the broker does not receive voting instructions from the beneficial owners of those shares or does not vote the shares in other circumstances in which proxy authority is defective or has been withheld with respect to any matter. Directors are elected by a plurality vote. The affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required to approve all other proposals submitted for stockholder approval at this Annual Meeting, except that with respect to Proposal No. 5, the option of one year, two years or three years that receives the highest number of votes cast will be deemed to be the frequency of the vote on the compensation of our named executive officers that has been approved by stockholders on an advisory basis. However, because of the advisory nature of that vote, the Board of Directors will have complete discretion to determine the actual frequency at which the required advisory stockholder vote on executive officer compensation will in fact be conducted. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions with respect to any matter other than the election of directors and Proposal No. 5 will be treated as shares present or represented and entitled to vote on that matter and will thus have the same effect as negative votes. Broker non-votes are deemed not to be entitled to vote on the matter and accordingly are not counted for purposes of determining whether stockholder approval of that matter has been obtained.

Revocability of Proxies

If the form of proxy is properly signed and returned or if you submit your proxy and voting instructions over the Internet or by telephone, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. Stockholders submitting proxies over the Internet or by telephone should not mail the proxy voting instruction form. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of each director proposed by the Board of Directors (the “Board”) pursuant to Proposal No. 1 unless the authority to vote for the election of any such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR Proposals Nos. 2, 3 and 4, for 1 YEAR in connection with Proposal 5, and with respect to any other proposals properly brought before the Annual Meeting, as the Board recommends. If you vote your proxy by mail, you may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company’s principal executive offices, a notice of revocation or another signed proxy with a later date. If you choose to vote your proxy over the Internet or by telephone, you can change your vote by voting again using the same method used for the original vote (i.e., over the Internet or by telephone) so long as you retain the voter control number from your Availability Notice or proxy card. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, Internet hosting, printing and mailing of the Availability Notice, this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. Such individuals, however, will not be compensated by the Company for those services. Except as described herein, the Company does not presently intend to solicit proxies other than by mail. The Company has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies, and the Company currently expects to pay D.F. King & Co., Inc. approximately $5,000 for its services, though D.F. King & Co.’s fees could be significantly more if the Company decides to use its services more extensively.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2012 Annual Meeting and to be included in the Company’s proxy statement and form of proxy relating to that meeting must be received no later than February 7, 2012. Any other proposals of stockholders that are intended to be presented by such stockholders at the Company’s 2012 Annual Meeting must be received no later than 90 days prior to the first anniversary of the date of the preceding year’s annual stockholders’ meeting and no sooner than 120 days prior to the first anniversary of the date of the preceding year’s annual stockholders’ meeting. All proposals of stockholders intended to be presented by such stockholders at an Annual Stockholders Meeting, and all notices thereof, must meet the requirements of the Company’s Bylaws and any other applicable legal requirements. In addition, the proxy solicited by the Board for the 2012 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal before April 22, 2012.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Board currently consists of seven directors, with no vacancies, and the term of all of the directors expires at the Annual Meeting. The directors elected at the Annual Meeting will serve for a term of one year, expiring at the 2012 Annual Meeting of Stockholders, or until their successors have been duly elected and qualified. The names and ages of the persons who are nominees for director, the terms of their proposed directorship, and their positions and offices with the Company as of April 15, 2011 are set forth below.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The seven candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected directors of the Company, to serve for their one-year terms or until their successors have been elected and qualified. The proxies solicited by this Proxy Statement may not be voted for more than seven nominees.

Nominees for Term Ending Upon the 2012 Annual Meeting of Stockholders

Arthur W. Zafiropoulo founded Ultratech in September 1992 to acquire certain assets and liabilities of the Ultratech Stepper Division (the “Predecessor”) of General Signal Technology Corporation (“General Signal”) and, since March 1993, has served as Chief Executive Officer and Chairman of the Board of Directors. Additionally, Mr. Zafiropoulo served as President of Ultratech from March 1993 to March 1996, from May 1997 until April 1999 and from April 2001 to January 2004. Since October 2006, he resumed the responsibilities of President and Chief Operating Officer. Between September 1990 and March 1993, he was President of the Predecessor. From February 1989 to September 1990, Mr. Zafiropoulo was President of General Signal’s Semiconductor Equipment Group International, a semiconductor equipment company. From August 1980 to February 1989, Mr. Zafiropoulo was President and Chief Executive Officer of Drytek, Inc., a plasma dry-etch company that he founded in August 1980, and which was later sold to General Signal in 1986. From July 1987 to September 1989, Mr. Zafiropoulo was also President of Kayex, a semiconductor equipment manufacturer, which was a unit of General Signal. From July 2001 to July 2002, Mr. Zafiropoulo served as Vice Chairman of Semiconductor Equipment and Materials International (“SEMI”), an international trade association representing the semiconductor, flat panel display equipment and materials industry. From July 2002 to June 2003, Mr. Zafiropoulo served as Chairman of SEMI, and Mr. Zafiropoulo has been on the board of directors of SEMI since July 1995. In December 2007, Mr. Zafiropoulo was elected as Director Emeritus of SEMI. Among other qualifications, Mr. Zafiropoulo brings extensive knowledge of and experience in the semiconductor and semiconductor capital equipment industries and businesses and his deep personal knowledge and commitment to the Company as the Company’s founder and Chief Executive Officer, as well as his personal leadership and management skills, to the Company’s Board of Directors.

Joel F. Gemunder has been a director of the Company since October 1997. Mr. Gemunder was President and a member of the board of directors of Omnicare, Inc., a pharmacy services provider, between 1981 and July 2010, and was Chief Executive Officer of Omnicare between 2001 and July 2010. Mr. Gemunder has also served as a member of the board of directors of Chemed Corporation since 1997, a company operating in two segments: VITAS Group and the Roto-Rooter Group. VITAS offers hospice services for patients with severe and life-limiting illnesses. Roto-Rooter operates in the sewer, drain and pipe cleaning, HVAC services and plumbing repair business and the HVAC and appliance repair and maintenance business. Among other things, Mr. Gemunder brings extensive experience as a public company chief executive officer and board member, as well as a valuable and different perspective due to his experience outside high-technology industries, to the Company’s Board of Directors.

Nicholas Konidaris has served as a director of the Company since July 2000. Mr. Konidaris has served as President, Chief Executive Officer and as a director of Electro Scientific Industries, Inc., a global supplier of manufacturing equipment to increase productivity for customers in the semiconductor, passive components and electronic equipment markets, since January 2004. From July 1999 to January 2004, Mr. Konidaris served as President and Chief Executive Officer of Advantest America, Corp., a holding company of Advantest America, Inc., which is a manufacturer of testers and handlers. From July 1997 to January 2004, Mr. Konidaris also served as Chairman of the Board, President and Chief Executive Officer of Advantest America, Inc. Mr. Konidaris has served on the board of directors of Omniguide, Inc. since 2006, and serves as a member of its audit committee. Mr. Konidaris also served as a member of the board of directors of AISI, Inc. from 2008 to 2010. Among other things, Mr. Konidaris brings his extensive experience as a public company chief executive officer and board member in the semiconductor and semiconductor equipment industry to the Company’s Board of Directors.

Dennis R. Raney has served as a director of the Company since April 2003. Mr. Raney has served as Managing Director of PrimeMark Advisors, a real estate consulting firm, since November 2008. Mr. Raney served as Principal of Liberty-Greenfield, LLP, a company that advised clients on real estate issues that have significant financial or operational consequences to their business, from May 2005 until the company was wound up in November 2008. Mr. Raney served as Chief Financial Officer of eONE Global, LP, a company that identifies, develops and operates emerging electronic payment systems and related technologies that address e-commerce challenges, from July 2001 to June 2003. From March 1998 to July 2001, Mr. Raney served as Chief Financial Officer and Executive Vice President of Novell, Inc., a producer of network software. From January 1997 to December 1997, Mr. Raney served as Chief Financial Officer and Executive Vice President of QAD, Inc., a provider of enterprise resource planning software. Mr. Raney served as the chief financial officer of Bristol Myers Squibb Pharmaceutical Group from October 1993 to January 1996. Mr. Raney also served as a director of EasyLink Services Corporation (“EasyLink”), a provider of information exchange services, from March 2003 until August 2007, and served as chair of the audit committee of EasyLink’s board of directors from June 2004 until August 2007. In addition, between February 2004 and October 2008 when it was acquired by DG Fast Channel, Mr. Raney served as a director of Enliven Corporation (formerly ViewPoint Corporation), a provider of visual application development, content assembly and delivery technology, and as chair of the audit committee of Enliven’s board of directors. Mr. Raney served as a director, and as chair of the audit committee of the board of directors, of Infiniti Solutions, a provider of semiconductor testing, assembly and prototyping services, between July 2004 and September 2008. Mr. Raney served as a director of Equinix, a provider of data center and internet exchange services from April 2003 to June 2005, and served as chair of the audit committee of Equinix’s board of directors during that time. From July 2002 to June 2003, Mr. Raney served as a director of ProBusiness Services, Inc., which was acquired by Automatic Data Processing, Inc. in June 2003. Mr. Raney also served as a director and audit committee member of Redleaf, Inc., a technology operating company that provides services and capital for pre-seed state technology companies, from April 1999 to June 2003. Mr. Raney previously served as a director and audit committee member of W.R. Hambrecht & Company, an investment banking firm, from March 1999 to July 2001 and served as a director and audit committee member of ADAC Laboratories, a company that designs, develops, manufactures, sells and services electronic medical imaging and information systems, from March 1999 to March 2001. Mr. Raney holds a B.S. degree in chemical engineering from the South Dakota School of Mines & Technology and an MBA from the University of Chicago. Among other things, Mr. Raney brings extensive finance experience in both high-technology and other industries as well as related international experience, including extensive board and audit committee service and service as a public company chief financial officer, to the Company’s Board of Directors.

Henri Richard has served as a director of the Company since April 2006. Since September 2007, Mr. Richard has served as Senior Vice President, Chief Sales and Marketing Officer at Freescale Semiconductor, Inc. (“Freescale”). Prior to joining Freescale in September 2007, Mr. Richard was Executive Vice President, Chief Sales and Marketing Officer at Advanced Micro Devices, Inc. (“AMD”), where his duties included oversight of the company’s global field sales and support organization, corporate marketing, and go-to-market activities for all AMD customer segments, including commercial, consumer and innovative solutions groups, and the company’s 50x15 digital inclusion initiative. Mr. Richard joined AMD in April 2002 as Group Vice President, Worldwide Sales. He was promoted to Senior Vice President in May 2003 and was appointed as Executive Vice President and Chief Sales and Marketing Officer in February 2004. Prior to joining AMD, Mr. Richard was Executive Vice President of Worldwide Field Operations at WebGain, Inc., a privately held provider of Java software for Fortune 500 companies. Before WebGain, he was vice president of Worldwide Sales and Support for IBM’s Technology Group. Mr. Richard has also held senior executive positions with several notable companies in the U.S. and Europe, including tenures as President of the Computer Products Group at Bell Microproducts, Executive Vice President at Karma International, and Vice President at Seagate Technology/Conner Peripherals. Among other things, Mr. Richard brings extensive experience as an executive officer in the semiconductor industry, in particular in the areas of sales and marketing and market analysis, to the Company’s Board of Directors.

Rick Timmins has served as a director of the Company since August 2000, and he also serves as the Board’s Lead Outside Director. Since April 2009, Mr. Timmins has served as a Venture Partner and investor with G-51 Capital, a seed-stage venture capital firm that invests in the software, hardware, Internet, and clean technology sectors. From January 1996 until April 2008, Mr. Timmins served as Vice-President of Finance for Cisco Systems, Inc. Since January 2010, Mr. Timmins has served as a member of the board of directors of IRIS International, Inc., a company that designs, develops, manufactures and markets in-vitro diagnostic products, consumables and supplies for urinalysis and body fluids. Mr. Timmins serves as a member of the audit committee of IRIS International. Since April, 2010 Mr. Timmins has served as a member of the board of directors of Socialware, a privately held company that provides a social middleware platform. In January, 2011 Mr. Timmins joined the board of directors of Nexersys, a privately held company that provides personal fitness exercise equipment. Mr. Timmins served as a member of the board of directors of Transmeta Corporation, a developer of computing, microprocessing and semiconductor technologies, from May 2003 until January 2009, and was the chairman of the audit committee of Transmeta’s board of directors between May 2003 and January 2009. He also served as a member of the board of directors of Treaty Oak Bancorp, Inc., a local community bank in Austin, Texas from December 2008 to February 2011. Mr. Timmins holds a B.S. degree in accounting and finance from the University of Arizona and an M.B.A. degree from St. Edward’s University. Among other things, Mr. Timmins brings extensive finance experience as well as technology industry experience to the Company’s Board of Directors.

Ben Tsai has served as a director of the Company since October 2009 and also serves as a member of the Company’s technical advisory board. Dr. Tsai has served as executive vice president, and chief technology officer and corporate alliances for KLA-Tencor Corporation, the world’s leading supplier of yield management and process control solutions for the semiconductor manufacturing and related industries, since October 2006. At KLA-Tencor, Dr. Tsai has previously served as group vice president and chief technology officer of systems of KLA, and general manager for the Wafer Inspection Division. Prior to the merger between KLA Instruments and Tencor Instruments in 1997, Dr. Tsai filled the post of chief technology officer at KLA Instruments as well as numerous executive positions in the company’s Wafer Inspection Division. From 2005 to 2006, Dr. Tsai served as senior vice president and executive officer of technology at Tokyo Electron Limited, a leading supplier of semiconductor production equipment. Dr. Tsai has served on the board of directors of Varian Semiconductor Equipment Associates, Inc, since May 2008, and Dr. Tsai serves on the compensation committee, audit committee, nominating and governance committee and technology and growth committee of its board of directors. Dr. Tsai holds more than 30 patents in the areas of inspection and metrology. Dr. Tsai received his bachelor’s degree in electrical engineering from the National Taiwan University and a master’s degree and Ph.D. in electrical engineering from the University of Illinois at Urbana-Champaign. Among other things, Dr. Tsai brings extensive technological experience, knowledge and background in the semiconductor and related fields, as well as international business experience in particular in Asia, to the Company’s Board of Directors.

Board Committees and Meetings

During the fiscal year ended December 31, 2010, the Board held six (6) meetings and did not act by unanimous written consent. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Current copies of the charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee as well as the Corporate Governance Policies of the Board can be found on the Company’s website at www.ultratech.com. During the respective term of his service on the Board and its committees during the past fiscal year, each of the directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served.

Executive Sessions

Executive sessions of independent directors are generally held four times a year, at the end of a regular meeting of the Board. The sessions are chaired by Mr. Rick Timmins, the Lead Outside Director.

Communications with the Board

Any stockholder may communicate with the Board by postal mail. Communications that are intended specifically for non-management directors should be sent to the attention of the Chair of the Nominating and Corporate Governance Committee. Communications that are intended for a specific director should be sent to the attention of that director. Communications should be sent to: Investor Relations, Attn: Board of Directors, c/o Ultratech, Inc., 3050 Zanker Road, San Jose, California 95134. The Company’s Investor Relations department will screen all communications for offensive or otherwise inappropriate messages, including advertisements and other solicitations unrelated to the Company or the activities of the Board.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

The Company strongly encourages attendance by each incumbent director and each nominee to the Board at its Annual Meetings of Stockholders. Six (6) Board members attended the Company’s 2010 Annual Meeting of Stockholders.

Compensation Committee

The Compensation Committee currently consists of four (4) directors, Messrs. Gemunder, Richard, Timmins and Tsai. The Board has determined that each current member of the Compensation Committee is an “independent director” as that term is defined in Rule 5605 of The Nasdaq Stock Market’s Marketplace Rules. The Compensation Committee has a written charter, which was adopted by the Board in January 2003 and amended in February 2004. The Compensation Committee is primarily responsible for approving the Company’s general compensation policies and setting compensation levels for the Company’s executive officers. The Compensation Committee also administers the Company’s 1993 Stock Option/Stock Issuance Plan (the “1993 Plan”) and the Company’s 1998 Supplemental Stock Option/Stock Issuance Plan (which expired in October 2008). During the 2010 fiscal year, the Compensation Committee held five (5) meetings and did not act by unanimous written consent.

Audit Committee

The Audit Committee currently consists of three (3) directors, Messrs. Konidaris, Raney and Timmins. The Audit Committee is responsible for overseeing the integrity of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s independent auditors, as well as compliance with related legal and regulatory requirements, overseeing the Company’s risk management programs and performance of the Company’s accounting practices and internal controls. During the 2010 fiscal year, the Audit Committee held five (5) meetings and did not act by unanimous written consent.

The Board adopted and approved a written charter for the Audit Committee on June 8, 2000. The Audit Committee’s charter was substantially revised on January 28, 2003 and was further amended on February 2, 2004 and on April 19, 2011. The Board has determined that each current member of the Audit Committee is “independent” as that term is defined in Rule 10A-3 under the Securities Exchange Act of 1934 and an “independent director” as that term is defined in Rule 5605 of The Nasdaq Stock Market’s Marketplace Rules. In addition, the Board has determined that each member of the Audit Committee, Messrs. Konidaris, Raney and Timmins, is an “Audit Committee Financial Expert” as that term is defined by Item 407 of Securities and Exchange Commission Regulation S-K.

Nominating and Corporate Governance Committee

The Nominating Committee, which was formed in April 2001, and which was changed to the Nominating and Corporate Governance Committee in January 2003, currently consists of three (3) directors, Messrs. Konidaris, Raney and Richard. The Board has determined that each current member of the Nominating and Corporate Governance Committee is an “independent director” as that term is defined in Rule 5605 of The Nasdaq Stock Market’s Marketplace Rules. During the 2010 fiscal year, the Nominating and Corporate Governance Committee held four (4) meetings and did not act by unanimous written consent. In January 2003, the Board substantially revised the written charter for the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee recommends to the Board the individuals to be nominated to stand for election to the Board by stockholders at each annual meeting and to fill vacancies on the Board, implements the Board’s criteria for selecting new directors, develops and recommends or assesses corporate governance policies of the Company and the Board, and oversees the Board’s and Board Committees’ annual Board, Committee and individual director evaluations.

Consideration of Director Nominees

Stockholder Candidate Recommendations

The Nominating and Corporate Governance Committee will consider candidates for election to the Board recommended by stockholders. In evaluating such candidates, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.” The notice of recommendation delivered to the Company must be received within the time permitted for submission of a stockholder proposal for inclusion in the Company’s proxy statement for the relevant Annual Meeting of Stockholders and must set forth as to each proposed nominee who is not an incumbent director (i) all information relating to the individual recommended or nominated that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected), (ii) the name(s) and address(es) of the stockholder(s) making the recommendation and the amount of the Company’s securities which are owned beneficially and of record by such stockholder(s), (iii) appropriate biographical information (including a business address and a telephone number) and a statement as to the individual’s qualifications, with a focus on any criteria publicly stated to be considered by the Nominating and Corporate Governance Committee in evaluating prospective Board candidates, including those identified below, (iv) a representation that the stockholder is a holder of record of stock of the Company entitled to vote on the date of submission of such written materials, and (v) any material interest of the stockholder in the recommendation. Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee should be addressed to: Chair of the Nominating and Corporate Governance Committee, Ultratech, Inc., 3050 Zanker Road, San Jose, California 95134.

Director Qualifications

The Board’s policy is to encourage the selection of directors who will contribute to the Company’s overall corporate goals of responsibility to its stockholders, industry leadership, customer success, positive working environment, and integrity in financial reporting and business conduct. The Board and the Nominating and

Corporate Governance Committee review from time to time the experience and characteristics appropriate for Board members and Director candidates in light of the Board’s composition at the time and skills and expertise needed at the Board and committee levels. The Company does not have a formal policy with regard to the consideration of diversity in identifying Director candidates, but the Nominating and Corporate Governance Committee strives to nominate Directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s business. The Nominating and Corporate Governance Committee considers, among other things, whether a candidate:

•	has a reputation for integrity, strong moral character and adherence to high ethical standards;

•	holds or has held a generally recognized position of leadership in the community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment;

•	has demonstrated business acumen and experience, and the ability to exercise sound business judgment in matters that relate to the current and long-term objectives of the Company;

•	has the ability to read and understand basic financial statements and other financial information pertaining to the Company;

•	has a commitment to understand the Company and its business, industry and strategic objectives;

•

has a commitment and the ability to regularly attend and participate in meetings of the Board, Board Committees and stockholders, including the number of other company Boards on which the candidate serves and the candidate’s ability to generally fulfill all responsibilities as a director of the Company;

•	is willing to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group;

•	is in good health and has the ability to serve;

•	for prospective non-employee directors, would be independent under applicable rules of the SEC and The Nasdaq Stock Market rules;

•	has any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, serving as a director; and

•	is willing to accept the nomination to serve as a director of the Company.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee nominates individuals for election as directors at each annual meeting of stockholders and for appointment to fill vacancies on the Board in consultation with the Company’s Chief Executive Officer. The Committee identifies and evaluates candidates who, based on their biographical information and other information available to the Committee, appear to meet any minimum criteria adopted by the Committee and/or have the specific qualities, skills or experience being sought (based on input from the full Board and the Chief Executive Officer).

The Committee operates and chooses nominees or appointees in accordance with its charter.

•	Outside Advisors. The Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees.

•

Stockholder Suggestions for Potential Nominees. The Committee will consider suggestions of candidates from stockholders properly submitted in accordance with procedures adopted by the Committee, as summarized above.

•

Nomination of Incumbent Directors. The re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria adopted by the Committee.

•

Interviews. After reviewing appropriate biographical information and qualifications, first-time candidates will be interviewed by at least one member of the Committee and by the Chief Executive Officer.

•

Board Approval. Upon completion of the above procedures, the Committee shall determine the list of potential candidates to be nominated or appointed to the Board, subject to the approval of the full Board, which shall include approval by a majority of the independent directors. The Board will select the slate of nominees only from candidates identified, screened and approved by the Committee.

Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination from time to time based on the position and direction of the Company and the membership of the Board. The Board has determined that having the Company’s Chief Executive Officer serve as Chairman is in the best interest of the Company’s shareholders at this time. This structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industries, as well as fostering greater communication between the Company’s management and the Board. The Board has appointed Mr. Timmins to act as the Lead Outside Director, and Mr. Timmins presides over and directs the Board’s independent sessions.

Risk Oversight

The Company faces a variety of risks. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (3) implement appropriate and responsive risk management strategies consistent with the Company’s the risk profile, and (4) integrate risk management into Company decision-making.

The Board has designated the Audit Committee to take the lead in overseeing risk management and the Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management processes. The Company has a risk management program implemented under the direction of the Company’s Chief Financial Officer, who reports to the Company’s Chief Executive Officer, Audit Committee and Board on such program.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

Director Compensation

The following table sets forth certain information regarding the compensation of each non-employee director for service on the Board of Directors during the 2010 fiscal year.

Name (a)	Fees Earned or Paid in Cash ($) (1) (b)		Option Awards ($) (2) (c)	Stock Awards ($) (3)(4) (d)	Total ($) (e)
Joel F. Gemunder	53,123		—	82,400	135,523
Nicholas Konidaris	51,207		—	82,400	133,607
Rick Timmins	67,622		—	82,400	150,022
Dennis R Raney	58,756		—	82,400	141,156
Henri Richard	61,550		—	82,400	143,950
Ben Tsai	57,500	(5)	—	82,400	139,900

(1)	Represents cash retainer fees for serving on our Board of Directors and Board committees (including service as Lead Outside Director or as a Committee chair) and fees for attending meetings of the Board of Directors and Board committees. For further information concerning the cash retainer fees, see the section below entitled “Director Annual Meeting and Retainer Fees”.
(2)	As of December 31, 2010, the following non-employee directors held options to purchase the following number of shares of the Company’s Common Stock: Mr. Gemunder, 44,000 shares; Mr. Konidaris, 44,000 shares; Mr. Timmins, 44,000 shares; Mr. Raney, 24,000 shares; Mr. Richard, 20,000 shares, and Dr. Tsai, no shares.
(3)	Pursuant to the automatic grant program in effect under the Company’s 1993 Plan, Messrs. Gemunder, Konidaris, Timmins, Raney, and Richard, and Dr. Tsai each received an RSU award covering 5,000 shares of the Company’s common stock at the 2010 Annual Meeting. Each such RSU award had a grant-date fair value of $16.48 per unit. Such grant-date fair value was, in accordance with ASC Topic 718, based on the closing selling price per share of the Company’s common stock on the grant date and was not adjusted for estimated forfeitures related to service-vesting conditions. For further information concerning the grant of RSUs to non-employee directors under the automatic grant program of the Company’s 1993 Plan, see the section below entitled “1993 Stock Option/Stock Issuance Plan”.
(4)	As of December 31, 2010, the following non-employee directors held RSU awards covering the following number of shares of the Company’s common stock: Mr. Gemunder, 5,000 shares; Mr. Konidaris, 5,000 shares; Mr. Timmins, 5,000 shares; Mr. Raney, 5,000 shares; Mr. Richard, 5,000 shares, and Dr. Tsai, 8,750 shares.
(5)	Includes $7,500 received as a result of service on the Company’s Technical Advisory Board.

Director Annual Retainer and Meeting Fees. During the fiscal year ended December 31, 2010, the cash compensation paid to the non-employee Board members was as follows: (i) an annual cash retainer fee of $30,000, (ii) an additional cash fee of $10,000 for service as Chair of the Audit Committee, (iii) an additional cash fee of $7,500 for service as Chair of any standing Board committee other than the Audit Committee, (iv) a cash fee of $2,000 per Board meeting, (v) a cash fee of $2,000 per standing Board committee meeting (except that no fee was paid for any Board committee meeting held on the same day as a Board meeting), and (vi) a cash fee of $1,000 per standing Board committee meeting held on the day before or after a Board meeting at the Company’s headquarters.

Effective with the commencement of the 2011 fiscal year, the Company will provide an additional annual cash retainer in the amount of $20,000 to the lead independent Board member and has increased the annual cash retainer of the Chair of the Audit Committee to $20,000 and the annual cash retainer to the Chair of each of the other standing Board committees to $17,500.

1993 Stock Option/Stock Issuance Plan. Pursuant to the automatic grant program in effect under the 1993 Stock Option/Stock Issuance Plan, each non-employee director will, upon his or her initial election or appointment to the Board of Directors, receive a one-time automatic RSU award covering 7,500 shares of the Company’s common stock, provided such individual has not previously been in the Company’s employ. On the date of each Annual Stockholders Meeting, each non-employee Board member who is to continue to serve on the Board of Directors, whether or not he or she is standing for re-election to the Board at that particular Annual Meeting and whether or not he or she has been in the prior employ of the Company, will automatically receive an RSU award covering 5,000 shares of the Company’s common stock. There is no limit on the number of such annual RSU awards any one individual may receive over his or her period of continued Board service, but no individual will receive a 5,000-share RSU award for a particular year under the automatic grant program if he or she has received his or her initial RSU award under the automatic grant program within the immediately preceding six (6) months.

Each RSU award granted under the automatic grant program is subject to the following terms and conditions:

•

The shares subject to the initial 7,500-share RSU award will vest as follows: (i) fifty percent (50%) of the shares will vest upon the director’s completion of one (1) year of Board service measured from the grant date, and the remaining shares will vest in three (3) successive equal annual installments upon such director’s completion of each of the next three (3) years of Board service thereafter. The shares subject to each annual 5,000-share RSU award will vest upon the earlier of (i) the director’s completion of one (1) year of Board service measured from the grant date or (ii) the director’s continuation in Board service through the day immediately prior to the Annual Stockholders Meeting immediately following the Annual Stockholders Meeting at which the RSU award was made.

•

Should the director die or become permanently disabled while serving as a Board member, then the shares at the time subject to each RSU award made to that individual under the automatic grant program will immediately vest.

•	The shares at the time subject to each outstanding RSU award under the automatic grant program will immediately vest in the event of a change in control of the Company.

•

The shares which vest under each RSU award will be issued at the time of vesting or as soon as administratively practicable thereafter, but in no event later than the later of the close of the calendar year in which the vesting date occurs or the fifteenth day of the third calendar month following such vesting date. However, one or more awards may be structured so that the issuance of the shares which vest under those awards will be deferred until the director ceases Board service or the occurrence of any earlier event such as a change in control or a designated date.

•

Should any dividend or other distribution payable other than in shares of the Company’s common stock be declared and paid on our outstanding common stock while an initial or annual RSU award under the automatic grant program is outstanding, then a special book account will be established for the non-employee director holding the award and credited with a dividend equivalent to the actual dividend or distribution which would have been paid on the shares subject to the RSU award had they been issued and outstanding and entitled to that dividend or distribution. The amount attributable to such dividend equivalents will be distributed to the non-employee director concurrently with the issuance of the vested shares to which those dividend equivalents relate.

Each of the following non-employee Board members received at the 2010 Annual Stockholders Meeting an automatic RSU award covering 5,000 shares of the Company’s common stock: Messrs. Raney, Richard, Gemunder, Konidaris, and Timmins, and Dr. Tsai.

Subject to stockholder approval at the Annual Meeting, the automatic grant program for the non-employee Board members will be revised, effective with the grants to be made at the Annual Meeting, so that the number of shares of the Company’s common stock subject to an RSU award made to a non-employee Board member upon his or her initial election or appointment to the Board will be increased to 10,000 shares, and the number of shares of the Company’s common subject to the RSU award made to each continuing non-employee Board member at each annual stockholders meeting will be increased to 7,500 shares.

Dr. Tsai. Dr. Tsai served as a member of the Company’s Technical Advisory Board for the 2010 fiscal year. Members of the Technical Advisory Board, including Dr. Tsai receive a fee of $2,500 per Technical Advisory Board meeting attended. During the 2010 fiscal year, Dr. Tsai attended three Technical Advisory Board meetings.

Non-Employee Director Stock Ownership Guidelines. The Board has adopted stock ownership guidelines for non-employee directors that provide that within three years of becoming a member of the Board of Directors, or three years after the date of approval of the guidelines, whichever is later, each director is expected to accumulate and thereafter continue to hold, a minimum number of shares of the Company’s common stock equal to five times the base annual cash retainer payable to each non-employee director for service on the Board. Unvested stock and shares issuable upon distribution pursuant to unvested restricted stock units granted by the Company, in each case that vest as a result of the Director’s continued service to the Company over time (subject to any applicable vesting acceleration provisions), can be applied toward this goal. However, unvested stock and shares issuable upon distribution pursuant to unvested restricted stock units in each case that vest in connection with the achievement of performance targets, as well as unexercised options (whether vested or unvested) shall not count toward such goal. The shares must be held by the director as an individual or as part of a family trust. It is intended that directors hold, through outright ownership and through the Company’s equity award grants, a meaningful number of shares of the Company’s common stock, but that the foregoing policy be flexible in order to avoid foreclosing the appointment of or continued service by viable candidates for the Board in appropriate circumstances.

Recommendation of the Board of Directors

The Board recommends that the stockholders vote FOR the election of each of the above nominees.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the firm of Ernst & Young LLP, the Company’s independent registered public accounting firm during the fiscal year ended December 31, 2010, to serve in the same capacity for the fiscal year ending December 31, 2011, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees billed to the Company by Ernst & Young LLP for services rendered for fiscal year 2010 and fiscal year 2009

Audit Fees

Audit fees billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company’s 2010 annual financial statements, review of quarterly financial statements, audit services in connection with statutory filings, consents, review of documents filed with the SEC, Section 404 review of internal control over financial reporting, and accounting and financial reporting consultation totaled $1,493,850. Audit fees billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company’s 2009 annual financial statements, review of quarterly financial statements, audit services in connection with statutory filings, consents, review of documents filed with the SEC, and accounting and financial reporting consultation totaled $1,224,168.

Audit-Related Fees

There were no audit-related fees billed to the Company by Ernst & Young LLP during the Company’s 2010 and 2009 fiscal years.

Tax Fees

There were no tax fees billed to the Company by Ernst & Young LLP during the Company’s 2010 and 2009 fiscal years.

All Other Fees

Other than as set forth above, there were no other fees billed to the Company by Ernst & Young LLP during the Company’s 2010 and 2009 fiscal years.

All of the 2010 and 2009 audit fees, audit-related fees and tax fees, and all other fees, were pre-approved by the Audit Committee. The Audit Committee has delegated to Mr. Timmins the ability to approve, on behalf of the Audit Committee and in accordance with Section 10A under the Securities Exchange Act of 1934, services to be performed by the Company’s independent auditors.

The Audit Committee considered whether the provision of audit-related services, tax services, financial information systems design and implementation services and other non-audit services is compatible with the principal accountants’ independence.

Recommendation of the Board of Directors

The Board recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 as described in this Proposal No. 2.

PROPOSAL 3

APPROVAL OF AMENDMENTS TO THE 1993

STOCK OPTION/STOCK ISSUANCE PLAN

The Company’s stockholders are being asked to approve the following amendments to the Company’s 1993 Stock Option/Stock Issuance Plan, as amended and restated (the “1993 Plan”), which were adopted, subject to stockholder approval, by the Board on May 31, 2011:

•

Increase in Share Reserve. The 1993 Plan currently limits the maximum number of shares of Common Stock that may be issued over the term of the 1993 Plan to 10,776,779 shares. The proposed amendments would increase this limit by an additional 3,300,000 shares so that the new limit on the maximum number of shares of Common Stock that may be issued over the term of the 1993 Plan would be increased to 14,076,779 shares. The proposed amendments would also increase the limit on the maximum number of shares that may be issued pursuant to the exercise of “incentive stock options” granted under the 1993 Plan to 14,076,779 shares. For purposes of clarity, any shares that are issued pursuant to the exercise of incentive stock options will also count against (and are not in addition to) the maximum share limit for the 1993 Plan described above. See “Share Reserve” below. Such limits will be appropriately adjusted in the event of certain changes in the capital structure of the Company. See “General Plan Information” below.

•

Change in Share-Counting Procedures. The 1993 Plan currently provides that shares of Common Stock issued pursuant to the so-called “full-value awards” (generally awards other than stock options and stock appreciation rights) granted under the plan are counted against the plan’s share limit on a one-for-one basis. The proposed amendments would increase this ratio so that any shares of Common Stock issued pursuant to full-value awards granted under the plan after the date of the Annual Meeting will be counted against the share reserve as two shares for every one share actually issued in settlement of the award. For example, if 100 shares were issued as a restricted stock award under the 1993 Plan after the Annual Meeting, 200 shares would be charged against the share reserve. Should that 100-share restricted stock award be subsequently forfeited or otherwise cancelled, the share reserve under the 1993 Plan would be credited with 200 shares to reflect the two-for-one reduction that was applied when the restricted stock award was originally made. See “Share Reserve” below.

•

Changes to Non-Employee Director Grant Program. The 1993 Plan currently provides for continuing non-employee directors of the Company to receive an annual grant of restricted stock units covering 5,000 shares of Common Stock and for newly elected or appointed non-employee directors to receive a grant of restricted stock units covering 7,500 shares of Common Stock upon their initial election or appointment. The proposed amendments would increase the non-employee director grant levels to 7,500-share and 10,000-share restricted stock unit awards, respectively. The proposed amendments also provide that, subject to the maximum share limit of the 1993 Plan and the other provisions set forth in such plan governing the awards that may be made under such plan, the Board may from time to time prospectively change the types of awards that may be made to the non-employee directors pursuant to their initial and annual awards and the methodology for determining the number of shares of Common Stock subject to those awards without stockholder approval. See “Automatic Grant Program” below.

•

Performance-Based Awards. The proposed amendments would allow the plan administrator to grant awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (‘Section 162(m)), subject to award limits for each recipient. Such performance-based awards may be in the form of restricted stock, restricted stock units, performance shares, other share-based awards, or cash bonus opportunities. The vesting or settlement of performance-based awards (other than options or stock appreciation rights) will depend on the performance of the Company against certain performance targets to be established by the plan administrator. See “Performance-Based Awards” below. Stockholder approval of this Proposal 3 will also constitute stockholder approval of the share and cash limitations imposed on such performance-based awards.

The Board believes that awards under the 1993 Plan help focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the 1993 Plan are an important attraction, retention and motivation tool for participants in the plan.

The Board approved the foregoing amendments to the 1993 Plan based, in part, on a belief that the number of shares of Common Stock currently available under the 1993 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. The Board believes that these amendments would give the Company greater flexibility to structure future incentives and better attract, retain and reward directors and employees and would allow the Company to preserve the income tax deductibility under Section 162(m) of any performance-based awards (in addition to stock options or stock appreciation rights) that the plan administrator may decide to make under the 1993 Plan.

If stockholders do not approve this proposal, then none of the amendments set forth above will be implemented, and the r terms and provisions of the 1993 Plan as in effect immediately prior to those amendments will continue in effect.

The following is a summary of the principal features of the 1993 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1993 Plan and is qualified in its entirety by the full text of the 1993 Plan, as proposed to be amended hereby, which is attached as Appendix A to this Proxy Statement.

Equity Incentive Programs

The 1993 Plan contains three separate equity incentive programs: (i) the discretionary grant program under which key employees (including officers), non-employee Board members and consultants may be granted options to purchase shares of Common Stock at an exercise price not less than the fair market value of such shares on the grant date or stock appreciation rights tied to the value of the Common Stock, (ii) the stock issuance program under which those individuals may be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units, performance shares or other share right awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares may be issued through direct purchase of those shares (at fair market value) or as a bonus for past services rendered to the Company, and (iii) the automatic grant program under which each non-employee Board member will receive a series of periodic awards over his or her period of continued Board service.

As of May 1, 2011, approximately 315 officers and employees of the Company and its subsidiaries and each of the Company’s six non-employee Board members were eligible to participate in the discretionary grant and stock issuance programs. The six non-employee Board members were also eligible to participate in the automatic grant program.

Options granted under the discretionary grant program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory stock options not intended to satisfy such requirements.

Share Reserve

The maximum number of shares of Common Stock available for issuance over the term of the 1993 Plan is currently limited to 10,776,779 shares. This limit also applies to the number of shares that may be issued pursuant to the exercise of incentive stock options granted under the 1993 Plan. As of May 1, 2011, options for 2,921,761 shares and restricted stock units covering 886,790 shares were outstanding, 6,303,135 shares had been issued, and 665,093 shares were available for future grant, in each case under the 1993 Plan.

If stockholders approve this Proposal 3, the limit on the maximum number of shares of Common Stock that may be issued over the term of the 1993 Plan (as well as the limit on the number of shares of Common Stock that may be issued pursuant to incentive stock options granted under the plan) would be increased by an additional 3,300,000 shares so that the new share limit would be 14,076,779 shares.

Additionally, if stockholders approve this Proposal 3, each share of Common Stock issued pursuant to full-value awards granted under the 1993 Plan after the date of the Annual Meeting will be counted against the maximum share limit as two shares. For purposes of the 1993 Plan, a full- value award is any of the following awards made under such plan that is settled in shares of Common Stock: restricted stock award (unless issued for cash consideration equal to the fair market value of the awarded shares of Common Stock on the award date), restricted stock unit award, performance shares, cash incentive award and any other award under the 1993 Plan that is not a stock option grant or a stock appreciation right grant. For example, if 100 shares were issued pursuant to a restricted stock unit award made under the 1993 Plan after the Annual Meeting, 200 shares would be charged against the share limit.

Should the share reserve be reduced on such two-for-one basis in connection with a full-value award prior to the actual issuance of shares of Common Stock in settlement of that award, that reduction will be restored to the extent the full value award is subsequently forfeited or otherwise cancelled without an actual settlement in shares of Common Stock. For example, if 100 shares were issued pursuant to a restricted stock unit award made under the 1993 Plan after the Annual Meeting and the plan reserve were accordingly reduced by 200 shares at the time that award was made, then upon the subsequent forfeiture of that 100-share restricted stock unit award, the plan reserve would be increased by the 200 shares previously charged against it.

In no event may any individual participant in the 1993 Plan be granted stock options, separately exercisable stock appreciation rights, direct stock issuances or other stock based awards (whether in the form of restricted stock units or other share-right awards) for more than 400,000 shares in the aggregate per fiscal year. However, for the fiscal year in which an individual receives his or her initial award under the 1993 Plan, the limit is 600,000 shares. These limitations, together with the requirement that all stock options under the discretionary grant program have an exercise price per share equal to not less than the fair market value per share of the Common Stock on the grant date, are intended to help ensure that any deductions to which the Company would otherwise be entitled upon the exercise of stock options granted under the discretionary grant program or the subsequent sale of the shares purchased under those options will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m) of the Internal Revenue Code. The foregoing per–participant share limitations will also apply to any performance-based awards made to a participant that are denominated in shares of Common Stock and intended to qualify as performance-based compensation under Section 162(m). Accordingly, stockholder approval of this Proposal 3 will also constitute stockholder approval of the foregoing per-participant share limitations for purposes of Section 162(m). Please see the section below entitled “Performance-Based Awards” for further information concerning such awards, including the limitation on performance-based awards denominated in cash.

Should an outstanding option, restricted stock unit award or other stock-based award under the 1993 Plan expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those options or awards, those shares will be available for subsequent issuance under the 1993 Plan. Unvested shares issued under the 1993 Plan and subsequently repurchased by the Company at the option exercise or direct issue price paid per share will be added back to the share reserve at the same ratio (one-for-one or two-for-one) at which they were charged against such share reserve when issued and will accordingly be available for subsequent issuance under the 1993 Plan. Shares subject to any exercised stock appreciation rights will reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the 1993 Plan.

Should the exercise price of an outstanding option under the 1993 Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the 1993 Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the 1993 Plan or the issuance of vested shares pursuant to a stock or stock-based award made under the 1993 Plan, then the number of shares of Common Stock available for issuance under the 1993 Plan will be reduced by the appropriate ratio for the gross number of shares for which the option is exercised or for which the stock or stock-based award was made, and not by the net number of shares of Common Stock actually issued to the holder of such option or award. Accordingly, with respect to any such stock withholding for full-value awards made under the 1993 Plan after the date of the Annual Meeting each share withheld to satisfy the applicable withholding taxes will reduce the share reserve by two shares, unless such reduction to the share reserve was previously effected at the time the award was made.

The fair market value per share of the Common Stock on any relevant date under the 1993 Plan will be deemed to be equal to the closing price per share of that Common Stock on the date in question on the NASDAQ Global Market or any other national securities exchange which may subsequently serve as the primary market for the Common Stock. The fair market value of the Common Stock on May 2, 2011 was $30.77 per share on the basis of the last reported sale price on that date on the NASDAQ Global Market.

Discretionary Grant Program and Stock Issuance Program

Both the discretionary grant and the stock issuance programs are administered by the Compensation Committee of the Board, which currently consists of four (4) non-employee Board members. The Compensation Committee acting in its capacity as the plan administrator will have complete discretion to determine which eligible individuals are to receive option grants, stock appreciation rights, stock issuances or other stock-based awards, the time or times when such awards are to be made, the number of shares subject to each such award, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the award and the maximum term for which any granted option or award of stock appreciation rights is to remain outstanding.

The exercise price per share for each stock option or stock appreciation rights award granted under the discretionary grant program will not be less than the fair market value of the Common Stock on the grant date. No granted option or stock appreciation rights award will have a maximum term in excess of ten (10) years. Such awards are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee’s lifetime, the award may be exercised only by such optionee. However, the plan administrator may allow non-statutory options and stock appreciation rights awards to be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s immediate family or to a trust established exclusively for one or more such family members.

No optionee will have any stockholder rights with respect to the shares underlying the option until the award is exercised and the exercise price is paid for the purchased shares. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The option exercise price may also, to the extent permissible under applicable law and Company policy, be paid through a same-day sale program pursuant to which there will be an immediate sale of the shares purchased under the option and a portion of the sale proceeds available on the settlement date will be paid over to the Company to cover the exercise price for the purchased shares plus all applicable withholding taxes.

Should the optionee cease to remain in the Company’s service while holding one or more options or awards of stock appreciation rights granted under the discretionary grant program, then the optionee will in general have no more than three (3) months after such cessation of service in which to exercise such outstanding awards. Under no circumstances, however, may any such award be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only for the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The plan administrator will have complete discretion to extend the period following the grantee’s cessation of service during which his or her outstanding options and stock appreciation rights awards may be exercised and/or to accelerate the exercisability of those awards in whole or in part. Such discretion may be exercised at any time while the awards remain outstanding, whether before or after the grantee’s actual cessation of service.

Shares may be issued under the stock issuance program as either a fully vested bonus for past services or subject to a vesting schedule tied to the participant’s period of future service or the Company’s attainment of designated performance goals. Any unvested shares issued under the program will be subject to repurchase by the Company, at the issue price paid per share, upon the participant’s cessation of service prior to vesting in the shares. However, the plan administrator will have the discretionary authority to accelerate the vesting of any unvested shares, in whole or in part, at any time, subject to certain limitations set forth below with respect to Performance-Based Awards. Shares of Common Stock may also be issued under the stock issuance program pursuant to share right awards or restricted stock units which entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified service requirements, or upon the expiration of a designated time period following the vesting of those awards or units. Individuals holding shares of Common Stock issued under the stock issuance program will have full stockholder rights with respect to those shares, whether the shares are vested or unvested.

In the event of a change in control, each outstanding option or stock appreciation right under the discretionary grant program will automatically accelerate in full, unless assumed or otherwise continued in effect by the successor corporation or, under certain limited circumstances, replaced with a cash incentive program which preserves the spread existing on the unvested option or stock appreciation right (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for that option or stock appreciation right. The plan administrator will have complete discretion to grant one or more options or stock appreciation rights under the discretionary grant program which will become exercisable for all the shares subject to the option or stock appreciation right in the event the optionee’s service with the Company or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options or stock appreciation rights are assumed or otherwise continued in effect. Restricted stock units awarded under the 1993 Plan may also be structured so that the underlying shares of Common Stock will vest and become issuable on an accelerated basis upon similar terms and conditions.

The plan administrator will have the discretion to structure one or more grants under the discretionary grant program so that those grants will immediately vest upon a change in control, whether or not the grants are to be assumed or otherwise continued in effect. The plan administrator may also structure restricted stock units under the stock issuance program so that the underlying shares of Common Stock will vest and become issuable on an accelerated basis upon a change in control.

A change in control generally will be deemed to occur in the event (i) the Company is acquired by merger or asset sale, (ii) there is a change in the majority of the Board effected through one or more contested elections for Board membership or (iii) any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

Immediately after the consummation of the change in control event, all outstanding options under the discretionary grant program will terminate and cease to remain outstanding, except to the extent assumed by the successor corporation (or its parent company) or otherwise continued in effect.

The plan administrator is authorized to issue tandem stock appreciation rights in connection with option grants made under the discretionary grant program. Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the plan administrator, be made in cash or in shares of Common Stock.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without stockholder approval.

Automatic Grant Program

The terms and conditions governing the restricted stock unit grants that may be made under the automatic option grant program are summarized below. Each restricted stock unit awarded under the program will entitle the non-employee Board member to one share of Common Stock following the date that unit vests.

Pursuant to the current provisions of the automatic grant program, each individual first elected or appointed to the Board as a non-employee director will receive a one-time automatic grant of restricted stock units (each, an “initial RSU award”) covering 7,500 shares of Common Stock at the time of his or her initial election or appointment to the Board, provided such individual has not previously been in the Company’s employ. On the date of each Annual Meeting of Stockholders, each non-employee Board member who is continuing to serve on the Board, whether or not he or she is standing for re-election to the Board at that particular Annual Meeting and whether or not he or she has been in the prior employ of the Company, will automatically receive an award of restricted stock units (each, an “annual RSU award”) covering 5,000 shares of Common Stock. There is no limit on the number of such annual RSU awards any one individual may receive over his or her period of continued Board service, but no individual will receive an annual RSU award for a particular year under the automatic grant program if he or she has received his or her initial RSU award under the automatic grant program within the immediately preceding six (6) months.

If stockholders approve the 1993 Plan amendments, the number of shares of Common Sock subject to an initial RSU award granted under the automatic grant program as described above will be increased from 7,500 to 10,000 shares, and the number of shares of Common Stock subject to an annual RSU award granted under the automatic grant program as described above will be increased from 5,000 to 7,500 shares.

Each restricted stock unit award granted under the automatic grant program will be subject to the following terms and conditions:

•

The shares subject to each initial RSU award will vest as follows: (i) fifty percent (50%) of the shares will vest upon the director’s completion of one (1) year of Board service measured from the grant date, and the remaining shares will vest in three (3) successive equal annual installments upon such director’s completion of each of the next three (3) years of Board service thereafter. The shares subject to each annual RSU award will vest upon the earlier of (i) the director’s completion of one (1) year of Board service measured from the grant date or (ii) the director’s continuation in Board service through the day immediately prior to the Annual Stockholders Meeting immediately following the Annual Stockholders Meeting at which the annual RSU award was made.

•

Should the director die or become permanently disabled while serving as a Board member, then the shares of Common Stock at the time subject to each restricted stock unit award made to that individual under the automatic grant program will immediately vest.

•

The shares of Common Stock at the time subject to each outstanding restricted stock unit award under the automatic grant program will immediately vest in the event of a change in control (as such term is defined above) of the Company.

•

The shares which vest under each restricted stock unit award will be issued at the time of vesting or as soon as administratively practicable thereafter, but in no event later than the later of the close of the calendar year in which the vesting date occurs or the fifteenth day of the third calendar month following such vesting date. However, one or more awards may be structured so that the issuance of the shares which vest under those awards will be deferred until the director ceases Board service or the occurrence of any earlier event such as a change in control or a designated date.

•

Should any dividend or other distribution payable other than in shares of Common Stock be declared and paid on the outstanding Common Stock while an initial or annual restricted stock unit award is outstanding under the automatic grant program, then a special book account shall be established for the non-employee director holding the award and credited with a dividend equivalent to the actual dividend or distribution which would have been paid on the shares subject to the restricted stock unit award had they been issued and outstanding and entitled to that dividend or distribution. The amount attributable to such dividend equivalents will be distributed to the non-employee director concurrently with the issuance of the vested shares to which those dividend equivalents relate.

The proposed amendments to the 1993 Plan also provide that, subject to the limit on the maximum number of shares of Common Stock issuable over the term of the 1993 Plan and all the other conditions governing the awards that may be made under the 1993 Plan, the Board may from time to time prospectively change the types of awards that may be made pursuant to the initial and annual grants for the non-employee directors, the methodology for determining the number of shares of Common Stock subject to those grants, and the vesting and other terms and conditions of those grants without stockholder approval.

Performance-Based Awards

The proposed amendments to the 1993 Plan will allow the plan administrator to grant awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards will be in addition to any of the other types of awards that may be granted under the 1993 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance shares, restricted stock units, other share-based rights, and/or cash bonus opportunities.

The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The plan administrator will establish the criterion or criteria and target(s) on which performance will be measured. The plan administrator must establish criteria and targets in advance of applicable deadlines under the Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the plan administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, gross revenue, earnings or revenue growth, operating income (before or after taxes), net earnings or operating income (before or after interest, taxes, depreciation, amortization and/or stock-based compensation), operating margin, market share, return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set, unless the plan administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described below). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the plan administrator must certify that the performance target or targets have been satisfied. The plan administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits. However, the plan administrator may not waive any vesting requirements of an outstanding Performance-Based

Award that are tied to the attainment of the performance objectives established for that award, except in the event of the participant’s death or permanent disability or in connection with a change in control of the Company.

Performance-Based Awards granted to a participant in any one calendar year will not provide for payment of more than (1) in the case of awards denominated in cash, $5 million per each fiscal year or portion thereof included within the applicable performance period, and (2) in the case of awards denominated in shares of Common Stock, the maximum number of shares determined in accordance with the per-participant share limitations set forth above that apply to all share awards made under the 1993 Plan. Stockholder approval of this Proposal 3 will also constitute stockholder approval of the foregoing per participant share and cash limitations for purposes of Section 162(m) of the Internal Revenue Code.

General Plan Information

The plan administrator may provide one or more holders of non-statutory options or other stock-based awards with the right to have the Company withhold a portion of the shares of Common Stock otherwise issuable upon the exercise of those options or the issuance or vesting of those awards in order to satisfy the Federal, state and local income and employment withholding taxes to which such individuals may become subject in connection with the option exercise or the issuance or vesting of such awards. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such withholding tax liability.

In the event any change is made to the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class effected without the Company’s receipt of consideration or should the value of the outstanding shares of Common Stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution, equitable adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1993 Plan, (ii) the maximum number and/or class of shares for which any one participant may be granted stock options or other stock-based awards in any fiscal calendar year, (iii) the number and/or class of securities for which restricted stock unit awards will subsequently be made under the automatic grant program to each newly-elected or continuing non-employee Board member, (iv) the number and/or class of securities and price per share in effect under each outstanding option or stock appreciation right and (v) the number and/or class of shares subject to each outstanding restricted stock unit or other stock-based award and the cash consideration (if any) payable per share and (vi) the maximum number and/or class of shares for which Performance-Based Awards denominated in shares may be granted to any one participant per calendar year.

Awards under the 1993 Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

The Board may amend or modify the provisions of the 1993 Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation. Unless earlier terminated by the Board, the 1993 Plan is currently scheduled to terminate no later than June 6, 2020.

Federal Tax Consequences

Options granted under the 1993 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain dispositions.

For Federal income tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made more than two (2) years after the date the option for the shares involved in such sale or disposition was granted and more than one (1) year after the date the option was exercised for those shares. If the sale or disposition occurs before these two requirements are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be taxable as a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

Direct Stock Issuance. The tax principles applicable to direct stock issuances under the 1993 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder and the Company will be required to satisfy certain tax withholding requirements applicable to such income.

The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the holder.

Deductibility of Executive Compensation. The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices not less than the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, the Company expects that all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m). In addition, if stockholders approve this Proposal 3, the Company will have flexibility to grant other awards denominated in shares of Common Stock or in cash that are intended to qualify as “performance-based compensation” for purposes of Section 162(m).

Specific Benefits Under the 1993 Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the proposed amendments set forth in this Proposal 3. The Company is not currently considering any other specific award grants under the 1993 Plan except for grants to non-employee Board members pursuant to the automatic grant program described under the heading, “Automatic Grant Program” above. If the additional shares that will be available under the 1993 Plan upon stockholder approval of the proposed amendments had been available for award purposes in fiscal 2010, the Company expects that its award grants made in fiscal 2010 would not have been substantially different from those actually made in that year under the 1993 Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2010, see the material under the heading “Executive Compensation and Related Information.”

If Proposal 3 is approved, then each of the following non-employee Board members will, pursuant to the automatic grant program, receive a restricted stock unit award covering 7,500 shares of Common Stock at the Annual Meeting: Messrs: Gemunder, Konidaris, Raney, Richard, Timmins and Tsai.

Aggregate Past Grants Under the 1993 Plan

As of May 1, 2011, awards covering 16,790,468 shares of Common Stock had been granted under the 1993 Plan. (This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the 1993 Plan.) The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and restricted stock units vesting prior to and option and unvested restricted stock unit holdings as of that date.

Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of May 1, 2011		Number of Shares Subject to Past Restricted Stock Unit Grants	Number of Shares Vested as of May 1, 2011	Number of Shares Outstanding and Unvested as of May 1, 2011
			Exercisable	Unexercisable
Executive Group:
Arthur W. Zafiropoulo	1,043,308	178,000	787,000	18,000	415,000	244,664	170,336
Chairman of the Board, President and Chief Executive Officer

Bruce R. Wright	849,500	356,754	289,446	122,800	127,500	57,164	70,336
Senior Vice President, Finance, Secretary and Chief Financial Officer

Total for Executive Group:	1,892,808	534,754	1,076,446	140,800	542,500	301,828	240,672

Non-Executive Director Group:
Henri Richard	20,000	—	20,000	—	20,000	15,000	5,000
Joel F. Gemunder	68,000	—	44,000	—	20,000	15,000	5,000
Nicholas Konidaris	56,000	—	40,000	—	20,000	15,000	5,000
Rick Timmins	56,000	—	44,000	—	20,000	15,000	5,000
Dennis Raney	36,000	—	24,000	—	20,000	15,000	5,000
Ben Tsai	—	—	—	—	12,500	3,750	8,750

Total for Non-Executive Director Group:	236,000	—	172,000	—	112,500	78,750	33,750

Each other person who has received 5% or more of the options, warrants or rights under the 1993 Plan	—	—	—	—	—	—	—

All employees, including all current officers who are not executive officers or directors, as a group	13,175,096	5,237,724	369,819	1,162,845	831,564	402,317	360,131

Total	15,303,904	5,772,478	1,618,265	1,303,645	1,486,564	782,895	634,553

Messrs. Zafiropoulo, Gemunder, Konidaris, Raney, Richard, Timmins and Tsai are each a nominee for re-election as a director at the Annual Meeting.

Equity Compensation Plan Information

The following table provides information as of December 31, 2010 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans. There are no outstanding options assumed by the Company in connection with its acquisitions of other companies, and there are no assumed plans under which options can currently be granted.

	A Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Other Rights (#) (3)	B Weighted Average Exercise Price of Outstanding Options (4)	C Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (#) (5)
Plan Category
Equity Compensation Plans Approved by Stockholders (1)	3,791,332	$16.54	1,388,398
Equity Compensation Plans Not Approved by Stockholders (2)	272,590	$13.66

Total	4,063,912	$16.35	1,388,398

(1)	Consists solely of the 1993 Plan.
(2)	Consists solely of the Company’s 1998 Supplemental Stock Option/Stock Issuance Plan.
(3)	Includes 794,765 shares subject to RSUs that will entitle each holder to one share of common stock for each unit that vest over the holder’s period of continued service with the Company.
(4)	Calculated without taking into account the 794,765 shares of common stock subject to outstanding RSUs that will become issuable following the vesting of those units, without any cash consideration or other payment required for those shares.
(5)	As of December 31, 2010, 1,388,398 shares of common stock were available for issuance under the 1993 Plan. Such shares may be issued under the 1993 Plan upon the exercise of stock options or stock appreciation rights granted under such plan, or the shares may be issued under the stock issuance program in effect under such plan through direct stock bonuses or pursuant to restricted stock issuances or RSU awards which vest upon the attainment of prescribed performance milestones or the completion of designated service periods. The term of the 1998 Supplemental Stock Option/Stock Issuance Plan expired in 2008, and no further awards may be made under that plan.

The 1998 Supplemental Stock Option/Stock Issuance Plan

The 1998 Supplemental Stock Option/Stock Issuance Plan (the “Supplemental Plan”) was implemented by the Board of Directors in October 1998 as a non-stockholder approved plan under which option grants or direct stock issuances could be made to employees who at the time of the grant were neither executive officers nor Board members nor held the title of Vice President or General Manager. The Supplemental Plan expired in October 2008. The Board of Directors authorized 1,950,000 shares of the Company’s common stock for issuance under the Supplemental Plan. All option grants must have an exercise price per share not less than the fair market value per share of the common stock on the grant date. Such options had a maximum term of ten years, subject to earlier termination within a specified period following the optionee’s cessation of service with the Company. Each granted option will vest in one or more installments over the optionee’s period of service with the Company. However, all outstanding options under the Supplemental Plan will vest on an accelerated basis in the event the Company is acquired and those options are not assumed, replaced or otherwise continued in effect by the acquiring entity. Restricted stock or restricted stock units awarded under the Supplemental Plan had similar vesting conditions. All options granted under the Supplemental Plan were non-statutory stock options under the Federal tax laws. As of December 31, 2010, options covering 272,590 shares of common stock were outstanding under the Supplemental Plan, there were no other outstanding awards under the Supplemental Plan and no shares remained available for future awards.

Share issuances under the 1993 Plan did not reduce or otherwise affect the number of shares of the Company’s common stock available for issuance under the Supplemental Plan, and share issuances under the Supplemental Plan did not reduce or otherwise affect the number of shares of the Company’s common stock available for issuance under the 1993 Plan.

Recommendation of the Board of Directors

The Board recommends that the stockholders vote FOR the approval of the amendments to the 1993 Plan as described in this Proposal No. 3. All members of the Board of Directors and all of the Company’s executive officers are eligible for awards under the 1993 Plan and thus may be deemed to have a personal interest in the approval of the 1993 Plan amendments.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is providing its stockholders the opportunity to vote on an advisory resolution relating to the compensation of the Company’s named executive officers as described below.

The Company’s goal for its executive compensation program is to attract, motivate and retain qualified executives through competitive compensation packages. The Company believes that the compensation paid to its executive officers should be substantially dependent on the Company’s financial performance and the value created for its stockholders, and so has designed its executive compensation program to support a strong pay-for-performance philosophy while maintaining an overall level of compensation that the Company believes is fair, reasonable and responsible. The Compensation Discussion and Analysis, beginning on page 29 of this Proxy Statement, describes the Company’s executive compensation program and the decisions made by the Compensation Committee in 2010 in more detail. Highlights of the program and the principles guiding the Company’s executive compensation decisions include the following:

•	use of an independent compensation consultant engaged by the Compensation Committee of the Company’s Board;

•

structuring a substantial portion of each executive’s total direct compensation (consisting of base salary plus annual target bonus plus annual equity awards) to include long-term equity incentive awards and variable, performance-based annual cash compensation to achieve an appropriate balance between the Company’s long-term and short-term performance goals, with the objective of establishing a positive relationship between operational performance and stockholder return;

•	providing an overall level of compensation that is externally competitive, internally equitable and performance-driven; and

•

ensuring that total compensation levels are reflective of the Company’s financial performance and provide the executive officer with the opportunity to earn above-market total compensation for exceptional business performance.

The advisory vote on executive officer compensation is not intended to address any specific item of compensation, but rather the overall compensation provided to the Company’s named executive officers and the executive compensation policies, practices and programs described in this Proxy Statement.

Accordingly, the Company requests the stockholders to approve by advisory vote the following resolution relating to the compensation of the Company’s named executive officers:

“Resolved that the Company’s stockholders hereby approve the compensation paid to the Company’s executive officers named in the Summary Compensation Table of this Proxy Statement, as that compensation is disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables contained in this Proxy Statement).

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions express by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Recommendation of the Board of Directors

The Board recommends that the stockholders vote FOR the resolution to approve the compensation of the Company’s named executive officers as described above in this Proposal No. 4.

PROPOSAL 5

ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES

As described in Proposal No. 4 above, the Company’s stockholders are being provided the opportunity to cast an advisory vote on the Company’s executive compensation program. The advisory vote on executive compensation described in Proposal No. 4 above is referred to as a “say-on-pay” vote.

This Proposal No. 5 affords stockholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual stockholder meetings (or special stockholder meetings at which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 5, stockholders may vote to have the say-on-pay vote every year, every two years or every three years.

The Company believes that say-on-pay votes should be conducted every year so that stockholders may annually express their views on the Company’s executive compensation program. This belief was influenced by the fact that the compensation of the Company’s executive officers is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the Company believes that stockholder views should be a factor that is taken into consideration by the Board and the Compensation Committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, the Company’s stockholders will be able to provide it with direct input on its compensation philosophy, policies and practices as disclosed in the proxy statement every year. The Company understands that its stockholders may have different views as to the best approach, and the Company looks forward to hearing from its stockholders on this Proposal No. 5.

The option of one year, two years or three years that receives the highest number of votes cast will be deemed to be the frequency of the vote on the compensation of our named executive officers that has been approved by stockholders on an advisory basis. Even though the vote is advisory and therefore is not binding on the Company, the Board and the Compensation Committee value the opinion of the Company’s stockholders and will consider the results of this vote. Nevertheless, the Board may decide that it is in the best interests of the Company and its stockholders to hold an advisory say-on-pay vote more or less frequently than the option approved by stockholders.

Recommendation of the Board of Directors

The Board recommends that the stockholders vote on Proposal No. 5 to hold say-on-pay votes every year (as opposed to every two years or every three years).

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board recommends. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

OWNERSHIP OF SECURITIES

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s Common Stock as of March 15, 2011 (unless otherwise stated in the footnotes) by (i) all persons known to the Company who are or who may be deemed beneficial owners of five percent (5%) or more of the Company’s Common Stock based solely on a review of Form 4, Schedule 13G and Schedule 13D filings with the Securities and Exchange Commission since January 1, 2010, (ii) each director of the Company, (iii) the named executive officers and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Ultratech, Inc., 3050 Zanker Road, San Jose, CA, 95134. Unless otherwise indicated, each of the security holders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Except as otherwise indicated in the footnotes to the table or for shares of Common Stock held in brokerage accounts, which may from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as securities for any outstanding loan or indebtedness.

Name and Address of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned (1)
Artisan Partners Limited Partnership (2)	2,950,453	11.7%
Artisan Partners Holdings LP
Artisan Investment Corporation
Artisan Investments GP LLC
ZFIC, Inc.
Andrew A. Ziegler
Carlene M. Ziegler
Artisan Funds, Inc.
875 East Wisconsin Avenue, Suite 800
Milwaukee, WI 53202

Tocqueville Asset Management, L.P. (3)	2,018,430	8.0%
40 West 57th Street, 19th Floor
New York, NY 10019

BlackRock,Inc. (4)	1,888,130	7.5%
40 East 52nd Street
New York, NY 10022

The Vanguard Group, Inc. (5)	1,263,947	5.0%
100 Vanguard Blvd.
Malvern, PA 19355

Arthur W. Zafiropoulo (6)	1,491,115	5.7%
Bruce R. Wright (7)	528,108	2.1%
Joel Gemunder (8)	59,000	*

Name and Address of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned (1)
Nicholas Konidaris (9)	55,000	*
Dennis Raney (10)	39,000	*
Henri Richard (11)	30,000	*
Rick Timmins (12)	59,000	*
Ben Tsai	7,710	*
All current directors and executive officers as a group (8 persons) (13)	2,268,933	8.5%

*	Less than one percent (1%) of the outstanding Common Stock.
(1)	Percentage of ownership is based on 25,127,826 shares of Common Stock issued and outstanding on March 15, 2011. This percentage also takes into account the Common Stock to which such individual or entity has the right to acquire beneficial ownership within sixty (60) days after March 15, 2011, including, but not limited to, through the exercise of options or pursuant to outstanding RSUs; however, such Common Stock will not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934, as amended.
(2)	Information regarding Artisan Partners Limited Partnership, Artisan Investment Corporation, ZFIC, Inc., Andrew A. Ziegler, Carlene M. Ziegler and Artisan Funds, Inc. is based on their Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2011. According to the Schedule 13G/A, Artisan Funds, Inc. has beneficial ownership over 1,736,200 shares, and the remaining investors have beneficial ownership over 1,108,500 shares, including the shares held by Artisan Funds, Inc.
(3)	Tocqueville Asset Management, L.P. information is based on its Schedule 13G filed with the Securities and Exchange Commission on January 28, 2011.
(4)	Information regarding BlackRock, Inc., is based on its Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2011.
(5)	Information regarding the Vanguard group is based on its Schedule 13G/A filed with the Securities and Exchange Commission on January 29, 2011.
(6)	Consists of 357,475 shares held in the name of Arthur W. Zafiropoulo, trustee of the Separate Property Trust, dated July 20, 1998, for the benefit of Arthur W. Zafiropoulo, 926,808 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 15, 2011. Also includes 100,000 shares held in the name of the Zafiropoulo Family Foundation and 106,832 shares held in the name of Arthur W. Zafiropoulo for the benefit of Arthur W. Zafiropoulo and Lisa Zafiropoulo Joint Account.
(7)	Includes 445,018 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 15, 2011.
(8)	Includes 44,000 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 15, 2011.
(9)	Includes 40,000 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 15, 2011.
(10)	Includes 24,000 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 15, 2011.
(11)	Includes 20,000 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 15, 2011.
(12)	Consists of 44,000 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 15, 2011.
(13)	Includes 1,543,826 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 15, 2011.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Introduction. This Compensation Discussion and Analysis addresses the policies and objectives underlying the compensation programs in effect for the Company’s executive officers. The discussion begins with an executive summary of the principal elements of the Company’s executive compensation programs. Those programs reflect the fact that the Company is engaged in a very competitive industry, and its success depends upon its ability to attract and retain qualified executives through competitive compensation packages.

The Compensation Committee of the Board (the “Compensation Committee”) administers the compensation programs for the Company’s executive officers with this competitive environment in mind. However, the Company believes that the compensation paid to its executive officers should also be substantially dependent on the Company’s financial performance and the value created for its stockholders. For this reason, the Compensation Committee also utilizes the Company’s compensation programs to provide meaningful incentives for the attainment of the Company’s short-term and long-term strategic objectives and thereby reward those executive officers who make a substantial contribution to the attainment of those objectives.

Executive Summary

The Company’s overarching compensation goal is to reward executive officers in a manner that supports a strong pay-for-performance philosophy while maintaining an overall level of compensation that the Company believes is fair, reasonable and responsible. The Company believes this objective is accomplished through the following principles and processes that are followed in establishing executive compensation:

1.	The Compensation Committee works with its own independent consultant to obtain the advice and market data input needed to assure that the compensation programs for the executive officers remain competitive and accomplish the Company’s pay-for performance objectives. With the assistance of such consultant, the Compensation Committee benchmarks executive officer compensation periodically against a set peer group of companies selected on the basis of relevant industry, size and complexity to ensure that the compensation opportunities for the Company’s executive officers are within the range of comparative norms.

2.

The Compensation Committee targets the total direct compensation (defined as base salary plus annual target bonus plus the value of regular annual equity awards) of the Company’s Chief Executive Officer, Mr. Zafiropoulo, at or above the 75th percentile of the peer group and targets the total direct compensation of the other executive officers between the 50th and 75th percentiles. However, the compensation programs are flexible enough to allow the Compensation Committee to provide compensation above or below the targeted percentiles in cases of exceptional Company performance or as individual circumstances warrant.

3.	Through the annual Management Incentive Plan, the Compensation Committee structures a substantial portion of each executive officer’s total direct compensation in the form of long-term equity incentive awards and variable, performance-based annual cash compensation. This structure is designed to achieve an appropriate balance between the Company’s long-term and short-term performance goals, with the objective of establishing a positive relationship between the Company’s operational performance and stockholder return.

4.

The Company’s financial performance in terms of the operating income and revenue goals taken into account for purposes of the short-term cash incentive component of the 2010 Management Incentive Plan surpassed the targeted levels. For the 2010 fiscal year, the Company’s adjusted operating income of $17,094,000 was $9,994,000 in excess of the Tier III level established for that metric, and revenue for such fiscal year was $140,604,000, which exceeded the established Tier II revenue level by $6,604,000. Accordingly, the Company’s executive officers each earned a cash bonus for such fiscal year that was approximately 234% of their target bonus amounts for such year. The Tier levels for such performance metrics are described in more detail below under the heading “Annual Incentive Compensation.”

5.	The Company does not believe that the performance-based nature of the executive compensation program encourages excessive risk-taking by its executive officers that would threaten the economic viability of the Company. First, long-term equity awards tied to the value of the Company’s common stock represent the predominant component of an executive officer’s total direct compensation, and those awards promote a commonality of interest between the executive officers and the Company’s stockholders in sustaining and increasing stockholder value. Because the equity awards are typically made on an annual basis to the executive officers, those officers always have unvested awards outstanding that could decrease significantly in value if the Company’s business is not managed to achieve its long term goals. Secondly, under the annual cash incentive bonus programs, an individual target bonus amount is established for each executive officer, and the performance measures upon which the actual bonus amounts are determined are subject to internal controls. At all levels of performance goal attainment, there are limits in place that tie the potential bonus amount to either a fraction or multiple of the target bonus amount. Accordingly the overall compensation structure is not overly-weighted toward short-term incentives, and the Company has taken what it believes are reasonable steps to protect against the potential of disproportionately large short-term incentives that might encourage excessive risk taking.

6.	The Company does not offer guaranteed retirement or pension benefits. Instead, the Company provides its executive officers with the opportunity to accumulate retirement income primarily through their long-term equity awards that increase in value as stockholder value is created and sustained. However, pursuant to their employment agreements, the Company will reimburse Messrs. Zafiropoulo and Wright for the costs they incur to obtain lifetime retiree health care coverage (medical and dental) for themselves and their spouses, with such reimbursement to Mr. Wright to be limited to the amount to which those costs exceed the amount charged an active employee of the Company for comparable health care coverage. The Company does not believe that the projected costs of such health care coverage would have any material impact on the results of operations of the Company.

7.	Messrs. Zafiropoulo and Wright each have employment agreements that provide severance benefits in the event their employment is terminated under certain circumstances, including an involuntary termination of employment without cause or a resignation for good reason. The level of severance benefits is enhanced if the termination event occurs in connection with a change-in-control. The Company believes that the severance benefits provided under those employment agreements are consistent with both peer company and broader market practices and are fair and reasonable in light of the years of service Mr. Zafiropoulo and Mr. Wright have rendered the Company and the level of dedication and commitment they have shown over those years.

Compensation Policy for Executive Officers. The Compensation Committee has designed the various elements comprising the compensation packages of the Company’s executive officers to achieve the following objectives:

•	attract, retain, motivate and engage executives with superior leadership and management capabilities,

•	provide an overall level of compensation to each executive officer which is externally competitive, internally equitable and performance-driven, and

•

ensure that total compensation levels are reflective of the Company’s financial performance and provide the executive officer with the opportunity to earn above-market total compensation for exceptional business performance.

Each executive officer’s compensation package typically consists of three elements: (i) a base salary, (ii) an annual cash bonus opportunity tied solely to the Company’s attainment of pre-established financial objectives, and (iii) long-term, stock-based incentive awards, typically in the form of stock option grants and restricted stock unit awards, designed to align and strengthen the mutuality of interests between the Company’s executive officers and its stockholders. In determining the appropriate level for each element of such compensation, the Compensation Committee has generally followed the practice of targeting the total direct compensation levels (salary, annual cash incentive bonus and long-term equity awards) for the Company’s Chief Executive Officer, Mr. Zafiropoulo, at or above the 75th percentile of the relevant market data and for the other executive officers, between the 50th and 75th percentiles of such market data. The Compensation Committee also reviews the Company’s financial performance and subjectively evaluates each executive officer’s level of performance and his or her potential contribution to the Company’s future growth. Accordingly, an executive officer’s actual compensation may be higher or lower than the 50th percentile (or 75th percentile for Mr. Zafiropoulo) for his or her position depending on Company performance and operating results and his or her individual performance and potential. Consistent with the Company’s philosophy of emphasizing pay for performance, the cash compensation component, through its variable incentive bonus feature, is designed to pay above the target when the Company exceeds its goals and below the target when the Company does not.

Comparative Framework. For purposes of determining whether the various elements of the Company’s executive officer compensation package remain competitive at their targeted levels, the Compensation Committee historically has engaged Compensation Strategies, a compensation consulting firm, to provide competitive market data and advice from time to time on the Company’s executive compensation programs and policies. The Compensation Committee uses such data to conduct periodic reviews of the compensation levels in effect for executive officer positions at a peer group of comparable companies in the high-tech and precision manufacturing industries. However, such reviews do not occur on a regularly-scheduled basis, but only at such times as the Compensation Committee believes that economic circumstances warrant the process. The companies which have historically comprised the comparative peer group are as follows:

Advanced Energy Industries, Inc. Applied Materials, Inc. ATMI, Inc. Axcelis Technologies, Inc. Brooks Automation, Inc. Coherent, Inc. Cymer, Inc. Gerber Scientific, Inc. GSI Group Inc.

KLA-Tencor Corporation

Kulicke & Soffa Industries, Inc.

Lam Research Corp.

Mattson Technology, Inc.

MKS Instruments, Inc.

Novellus Systems, Inc.

Roper Industries, Inc.

Varian Semiconductor Equipment Associates, Inc.

Veeco Instruments Inc.

The Compensation Committee’s last review of the peer group was conducted in December 2008, and the Compensation Committee did not engage in a benchmarking process for executive officer compensation for the 2010 fiscal year.

Elements of Compensation. Each of the three major elements comprising the compensation package for executive officers (salary, annual bonus and long-term equity awards) for the 2010 fiscal year was designed to achieve one or more of the Company’s overall objectives of setting a competitive level of compensation, tying compensation to the attainment of one or more of the Company’s strategic business objectives and subjecting a substantial portion of the executive officer’s compensation to the Company’s financial success as measured in terms of the Company’s stock price performance. The manner in which the Compensation Committee structured each element of compensation may be explained as follows.

Salary. The Compensation Committee reviews the base salary level of each executive officer in January each year, with any salary adjustments for the year effective on January 1 of that year. The base salary for each executive officer named in the Summary Compensation Table is determined on the basis of his level of responsibility and experience. The Compensation Committee believes that this component of compensation should provide a level of economic security and stability from year to year and not be dependent to any material extent on the Company’s financial performance. In addition, both Mr. Zafiropoulo and Mr. Wright have existing employment agreements with the Company which set a minimum level of annual base salary, subject to periodic upward adjustment at the discretion of the Compensation Committee.

However, in order to conserve the Company’s cash resources in light of the financial crisis and the weakening global economy in existence at the time, the Compensation Committee decided in December 2008 to reduce temporarily the base salary levels for the 2009 fiscal year for executive officers and other employees from the levels that were in effect for those individuals for the 2008 fiscal year. As a result, Mr. Zafiropoulo’s base salary was temporarily reduced by approximately 20% from $550,000 to $444,000; and Mr. Wright’s base salary was temporarily reduced by 15% from $325,000 to $276,250. The Compensation Committee decided to restore 50% of those reductions as of the start of the 2010 fiscal year. Accordingly, effective January 1, 2010, Mr. Zafiropoulo’s base salary was restored to $499,500, and Mr. Wright’s base salary was restored to $300,625. The remaining 50% was restored effective July 1, 2010. Accordingly, for the second half of the 2010 fiscal year, the annual base salary for Messrs. Zafiropoulo and Wright was at the same level in effect for each of them prior to the 2009 fiscal year reductions.

The Compensation Committee increased Mr. Zafiropoulo’s base salary from $550,000 to $575,000 and Mr. Wright’s base salary from $325,000 to $350,000, effective as of January 1, 2011. The increases were effected in recognition of the valuable contributions Messrs. Zafiropoulo and Wright have made to the Company and were designed to maintain their base salary at competitive levels based on current market data for their positions in the industry

Annual Incentive Cash Compensation. In February 2010, the Compensation Committee established the Management Incentive Program (the “MIP”) for the 2010 fiscal year for the executive officers. As was the case for the 2009 MIP, the cash bonus opportunity under the 2010 MIP was provided under the Company’s Long-Term Incentive Compensation Plan and was tied solely to the Company’s operating income and revenue levels for the 2010 fiscal year. The target bonuses set under the 2010 MIP for the Company’s executive officers were as follows: $550,000 for Mr. Zafiropoulo (100% of Mr. Zafiropoulo’s annualized 2010 base salary of $550,000) and $276,250 for Mr. Wright (85% of Mr. Wright’s annualized 2010 base salary of $325,000). Half of the potential bonus opportunity for each executive officer was tied to an operating income target, and the other half tied to a revenue target. Four performance levels were established for each goal, and the actual level at which each goal was attained determined the bonus amount payable to the executive officer with respect to that goal. No qualitative performance factors, whether in the terms of company or individual performance, were established as a condition to the bonus potential set for each executive officer. The potential bonus with respect to each goal, as a multiple or fraction of the fifty percent (50%) component of the target bonus allocated to that goal, is set forth below for each specified level of goal attainment.

OPERATING INCOME GOAL

Level of Attainment	Net Operating Income Level (Millions)	Multiple of 50% Component of the Target Bonus
Minimum	$3.81	0.25x
Tier I	$5.43	0.50x
Tier II	$6.22	0.75x
Tier III	$7.10	1.0x

REVENUE GOAL

Level of Attainment	Revenue Level (Millions)	Multiple of 50% Component of the Target Bonus
Minimum	$82	0.25x
Tier I	$117	0.50x
Tier II	$134	0.75x
Tier III	$153	1.0x

If both performance goals were attained at the Tier III target level, then each executive officer would have been awarded his target bonus under the MIP. If the actual level of attainment for either goal had been between any two designated levels up to that target level, then the bonus potential for that goal would be in a dollar amount interpolated on a straight line basis between those two levels. If the Company’s operating income or revenue goal for the 2010 fiscal year exceeded the target Tier III level, then the bonus potential for that goal would have increased on an extrapolated basis in accordance with the same slope that applies to the interpolation between Tier II and Tier III level performance.

For example, the differential between the Tier II and Tier III revenue levels for 2010 is $19 million ($153 million – $134 million), and there are 25 basis points of target bonus assigned to that differential (1.0 – 0.75). If actual revenue for the 2010 fiscal year had been $142.5 million, then the bonus factor for that component would have been 0.875x—the midpoint between the two tiers, and that factor would have accordingly been applied to the portion of the target bonus tied to the revenue metric. The same process would have been applied for revenue in excess of the $153 million Tier III level. For the next $19 million of revenue in excess of the $153 million Tier III level, an additional 25 basis point of target bonus could have been earned on an extrapolated basis between $153 million and $172 million. Accordingly, if actual revenue for 2010 fiscal year had been $161.5 million, the bonus multiple assigned to that excess would have been be 1.125x.—the midpoint between 1.0x and 1.25x, and that factor would have been applied to the portion of the target bonus tied to 2010 fiscal year revenue. The same process would have been repeated for each additional $19 million of excess revenue.

For purposes of determining whether the net operating income and revenue objectives were met for the 2010 fiscal year, the Compensation Committee used the numbers the Company reported for financial statement purposes in accordance with accounting principles generally accepted in the United States. With regard to operating income, approximately $447,000 was deducted from the reported results and was excluded from the calculation due to external funding related to certain engineering projects. Based on the adjusted reported financial results, the Compensation Committee determined in January 2011 that the Company’s operating income for the 2010 fiscal year exceeded the Tier III level established for that performance metric by approximately $9,994,000 and that the Company’s revenue for such fiscal year was approximately $140,604,000, thereby falling between the Tier II and Tier III levels established for that particular goal. As a result, Mr. Zafiropoulo and Mr. Wright each earned a bonus amount for the 2010 fiscal year equal to approximately 384% of the portion of their target bonus allocated to the operating income objective, and they also earned a bonus for such fiscal year equal to approximately 83.69% of portion of their target bonus allocated to the revenue objective. Their actual bonus amounts were as follows and represented for each of them an aggregate bonus amount equal to approximately 234% of their target bonus amount for the year:

Name	Bonus Tied to Operating Income Goal	Bonus Tied to Revenue Goal	Total Bonus Amount
A. Zafiropoulo	$1,065,000	$233,000	$1,298,000
B. Wright	$528,000	$115,000	$643,000

One third of the bonus amount was paid following the close of the 2010 fiscal year, and the remainder has been deferred and subject to an annual installment vesting schedule tied to the executive officer’s continued service with the Company over an additional two-year period. The deferred portion will be paid as it vests and will earn interest at a designated rate until paid. The deferred portions will immediately vest and become payable in the event the executive officer’s employment terminates under certain defined circumstances during the deferral period. Accelerated payouts will also occur in the event of certain changes in control or ownership of the Company. The 2010 MIP also provided for pro-ration of the non-deferred portion of the bonus in the event the executive officer terminated employment under certain defined circumstances during the 2010 fiscal year performance period.

2011 FISCAL YEAR BONUS PROGRAM

In January 2011, the Compensation Committee established the MIP for the 2011 fiscal year for the executive officers. As was the case for the past three fiscal years, the cash bonus opportunity for the 2011 fiscal year will be based solely on the Company’s attainment of operating income and revenue targets for that year. Half of the bonus opportunity for each executive officer will be tied to the operating income target, and the other half will be tied to the revenue target. The Compensation Committee has established four performance levels for each goal, and the actual level at which each goal is attained will determine the bonus amount payable to the executive officer with respect to that goal. The target bonus amounts set for the executive officers are as follows: for Mr. Zafiropoulo, the target bonus is $862,500 (representing 150% of his 2011 annual base salary), and for Mr. Wright, the target bonus is $350,000 (representing 100% of his 2011 annual base salary).

The potential bonus with respect to each goal, as a multiple or fraction of the 50% component of the executive officer’s target bonus allocated to that goal, is set forth below for each potential level of goal attainment. Following the close of the 2011 fiscal year, the Compensation Committee will determine the actual bonus amount for each participant. If both performance goals are attained at the Tier I level, then each executive officer will be awarded an amount equal to 50% of his target bonus for the 2011 fiscal year. If both performance goals are attained at the Tier III target level, then each executive officer will be awarded an amount equal to his full target bonus. If the actual level of attainment for either goal is between any two designated levels up to the Tier III level, the bonus potential for that goal will be in a dollar amount interpolated on a straight line basis between those two levels. If the Company’s operating income or revenue goal for the 2011 fiscal year exceeds the target Tier III level, then the bonus potential for that goal will increase on an extrapolated basis in accordance with the same slope that applies to the interpolation between Tier II and Tier III level performance.

REVENUE GOAL

Level of Attainment	Revenue Level (in millions)	MULTIPLE OF 50% COMPONENT TARGET BONUS
MINIMUM:	$128	0.25x
TIER I:	$183	0.50x
TIER II:	$209	0.75x
TIER III:	$238	1.0x

OPERATING INCOME GOAL

Level of Attainment	Net Operating Income Level (in millions)	MULTIPLE OF 50% COMPONENT TARGET BONUS
MINIMUM:	$22.40	0.25x
TIER I:	$31.99	0.50x
TIER II:	$36.63	0.75x
TIER III:	$41.76	1.0x

One third of the actual bonus award will be paid to the participant following the close of the 2011 fiscal year, provided the participant continues in the Company’s employ through such date or is otherwise eligible for all or a portion of that increment by reason of his or her termination of employment under certain defined circumstances. The remainder of the bonus award will be deferred and subject to an annual installment vesting schedule tied to the participant’s continued service with the Company over an additional two-year period. The deferred portion will be paid as it vests and will earn interest at the prime rate until paid. However, the deferred portion will immediately vest in the event the participant’s employment terminates under certain defined circumstances. Accelerated payouts may also occur in the event of certain changes in control or ownership of the Company.

Long-Term Equity Incentives. The Company has structured its long-term incentive program for executive officers in the form of equity awards under its 1993 Stock Option/Stock Issuance Plan (the “1993 Plan”). For many years stock option grants were the Company’s sole form of equity award. However, in January 2006, the Compensation Committee began to award restricted stock units (“RSUs”) as part of the Company’s long-term incentive program. The Company believes that RSUs are a valuable addition to its long-term incentive program for several reasons, including ongoing concerns over the dilutive effect of option grants on the Company’s outstanding shares, the Company’s desire to have a more direct correlation between the compensation expense it must take for financial accounting purposes and the actual value delivered to executive officers and other employees, and the fact that the incentive effects of RSUs are less subject to market volatility than stock options. As a result, the Company has typically used a combination of stock option grants and RSUs under the 1993 Plan to provide long-term incentives to its executive officers and other key executives.

Each equity award is designed to align the interests of the executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. In determining the size of the individual equity awards made to each executive officer, the Compensation Committee does not take into account the attainment of any specific Company performance goals or the achievement of any individual goals. Accordingly, no performance metrics or individual goals are established by the Compensation Committee to serve as the measure for sizing the individual equity awards made to the executive officers. Instead, the Compensation Committee works with its independent consultant each year in compiling relevant market data to determine the appropriate sizing of the awards based on the Compensation Committee’s policy of targeting the total direct compensation of the Company’s Chief Executive Officer at or above the 75th percentile of such market data and at approximately the 50th percentile for the other executive officers. However, the Compensation Committee reserves complete discretion to size each individual equity award as it thinks appropriate and may depart from the market data percentiles as individual circumstances warrant.

As part of the 2010 MIP, the Compensation Committee authorized an RSU award for Mr. Zafiropoulo and a combined stock option grant and RSU award for Mr. Wright. The number of shares of the Company’s common stock covered by such awards is indicated below. Each award was made in a series of four successive equal quarterly grants over the course of the 2010 fiscal year. Accordingly, awards with respect to one-fourth of the total number of shares of the Company’s common stock indicated in the table below for each executive officer were made on February 8, 2010, April 26, 2010, July 26, 2010 and October 26, 2010.

Name	Total Number of Option Shares (#)	Total Number of Shares Subject to Restricted Stock Units (#)
A. Zafiropoulo	—	100,000
B. Wright	100,000	50,000

Each restricted stock unit granted under the 2010 MIP represents the right to receive one share of the Company’s common stock on the designated issuance date following the vesting of that unit. Each quarterly award will vest incrementally over a fifty (50)-month period of service with the Company measured from January 1, 2010, and the shares of the Company’s common stock underlying the units that so vest will be issued on a periodic basis over the vesting schedule. Accelerated vesting of all the units will occur upon a change in control of the Company, and full or partial accelerated vesting may also occur upon the individual’s cessation of employment under certain defined circumstances. The shares underlying any units that vest on such an accelerated basis will be issued concurrently with the vesting acceleration event, subject to any holdback requirements under applicable tax laws.

Each of the quarterly option grants made to Mr. Wright pursuant to the 2010 MIP has an exercise price equal to the closing price per share of the Company’s Common Stock on the applicable grant date and a maximum term of ten years measured from that grant date, subject to earlier termination following Mr. Wright’s cessation of employment with the Company. Each such option will vest and become exercisable for the option shares incrementally over a fifty (50)-month period of service with the Company measured from January 1, 2010. However, each option will vest in full and become exercisable for all the option shares, on an accelerated basis, upon a change in control of the Company or Mr. Wright’s cessation of employment under certain defined circumstances,

The Compensation Committee believes that the equity awards made in the 2010 fiscal year and in prior years under its long-term incentive program will meet its objective of providing the Company’s executive officers with a competitive equity compensation package based on market data provided by its independent consultant and in line with its pay-for-performance objectives.

2011 FISCAL YEAR AWARDS

In January 2011, the Compensation Committee authorized an RSU award for Mr. Zafiropoulo and a combined stock option grant and RSU award for Mr. Wright under the 2011 MIP. The number of shares of the Company’s common stock covered by such awards is indicated below. The awards will be made in a series of four successive equal quarterly grants over the 2011 fiscal year. Each grant will accordingly cover one-fourth of the total number of shares of the Company’s common stock indicated for that award in the table below. The initial quarterly grant was made on January 31, 2011, and the second quarterly grant was made on April 26, 2011. Each of the remaining quarterly grants will be made on the second business day following the Company’s earnings release for the prior fiscal quarter.

Name	Total Number of Option Shares (#)	Total Number of Shares Subject to Restricted Stock Units (#)
A. Zafiropoulo	—	150,000
B. Wright	100,000	50,000

Each restricted stock unit will represent the right to receive one share of the Company’s common stock on the designated issuance date following the vesting of that unit. Each quarterly award will vest incrementally over a fifty (50)-month period of service with the Company measured from January 1, 2011, and the shares of the Company’s common stock underlying the units that so vest will be issued on a periodic basis over the vesting schedule. Accelerated vesting of all the units will occur upon a change in control of the Company, and full or partial accelerated vesting may also occur upon the individual’s cessation of employment under certain defined circumstances. The shares underlying any units that vest on such an accelerated basis will be issued concurrently with the vesting acceleration event, subject to any holdback requirements under applicable tax laws.

Each option grant made to Mr. Wright pursuant to the 2011 MIP will have an exercise price equal to the closing price per share of the Company’s Common Stock on the applicable grant date and will have a maximum term of ten years measured from that grant date, subject to earlier termination following Mr. Wright’s cessation of employment with the Company. Each option will vest and become exercisable for the option shares incrementally over a fifty (50)-month period of service with the Company measured from January 1, 2011. However, each option will vest in full and become exercisable for all the option shares, on an accelerated basis, upon a change in control of the Company or Mr. Wright’s cessation of employment under certain defined circumstances.

Risk Assessment of Executive Officer Compensation

The Company believes the various components of the total compensation package of the executive officers, as discussed above, are appropriately balanced so as to avoid any excessive risk taking by such individuals. First, long-term equity awards tied to the market price of the Company’s common stock represent the predominant component of executive officer compensation and promote a commonality of interest between the executive officers and the Company’s stockholders in sustaining and increasing stockholder value. In addition, a substantial portion of the equity component is in the form of restricted stock units. Restricted stock units provide varying levels of compensation as the market price of the Company’s common stock fluctuates over time. Accordingly, restricted stock units are less likely to contribute to excessive risk taking and mitigate the potential risk that stock options create by encouraging risk taking in the short term. However, all of the Company’s equity awards, whether in the form of stock options or restricted stock units, vest over a period of years. That vesting element encourages the award recipients to focus on sustaining the Company’s long-term performance. In addition, equity awards are typically made on an annual basis, and the executive officers always have unvested awards outstanding that could decrease significantly in value if the Company’s business is not managed to achieve its long term goals.

Secondly, under the Company’s annual cash incentive bonus program, an individual target bonus amount is established for each executive officer, and the performance measures upon which the actual bonus amounts are determined are subject to internal audit controls. Although there are no absolute caps on the bonus amount at all levels of performance goal attainment the potential bonus amount is tied to either a fraction or multiple of the target bonus. For attainment of both applicable goals at the Tier I level, the bonus payable to an executive officer will equal 50% his target bonus, and for attainment of both applicable goals at the Tier III level, the bonus will equal his full target bonus. For goal attainment above the Tier III level, the actual bonus will continue to be tied to the target bonus amount but will be increased to reflect the higher level of attainment on the same straight-line interpolated basis that applies to the span between Tier II and Tier III levels. For the last three fiscal years, the bonuses earned by Messrs. Zafiropoulo and Wright as a percentage of their target bonus have been as follows: for the 2008 fiscal year, the actual bonus for each of them was 72% of target bonus; for the 2009 fiscal year, the actual bonus for each of them was 18% of target bonus; and for the 2010 fiscal year, the actual bonus level of each of them was at approximately 234% of target.

The overall compensation structure is not overly-weighted toward short-term incentives, and the Compensation Committee has taken what it believes are reasonable steps to protect against the potential of disproportionately large short-term incentives that might encourage excessive risk taking.

Market Timing of Equity Awards. The Compensation Committee does not engage in any market timing of the equity awards made to the executive officers or other award recipients. The awards for existing executive officers and employees are typically authorized in connection with the annual performance review process, which generally occurs in the first quarter of the succeeding fiscal year. The authorized RSU and stock option awards are then made in four equal quarterly installments on designated dates in accordance with the established policy of tying the award dates to the second full trading date following the earnings release for the prior quarter.

Officer Employment Agreements. The Company has entered into employment agreements with Mr. Zafiropoulo and Mr. Wright. A summary of the material terms of those employment agreements, together with a quantification of the severance benefits available under those agreements, may be found in the section below entitled “Employment Contracts, Termination of Employment and Change in Control Arrangements.”

The severance benefits payable under each employment agreement are primarily in the form of salary continuation payments, the accelerated vesting and payment of the deferred portion of any outstanding cash bonus awards, any pro-rata bonus to which such individual may become entitled under the Management Incentive Plan in effect for the year of termination based on the attained levels of the applicable performance goals for that year, the vesting of certain outstanding equity awards, the reimbursement of the costs such individuals incur for lifetime retiree health care coverage for himself and his spouse and (for Mr. Zafiropoulo) the continued use of a Company-provided automobile. The severance benefits will be provided under two basic scenarios: (i) an involuntary termination or resignation for good reason in the absence of a change in control and (ii) a termination for any reason following a change in control of the Company. In the change in control scenario, the level of severance benefits is higher in that:

(a)	All outstanding equity awards made to Mr. Zafiropoulo and Mr. Wright will immediately vest upon a change in control (whether or not their employment terminates), whereas in a non-change-in-control termination, only a portion of each such award would vest on an accelerated basis.

(b)	The salary continuation period would be twice as long in a change in control termination.

(c)	Mr. Zafiropoulo will be entitled to a full tax gross-up with respect to any excise tax he may incur under Section 4999 of the Internal Revenue Code should any of the severance benefits he receives in a change in control situation be deemed to be a parachute payment under Section 280G of the Internal Revenue Code.

In addition, both Mr. Zafiropoulo and Mr. Wright will be entitled to reimbursement of the costs they incur to obtain lifetime retiree health care coverage for themselves and their spouses, whether or not their severance benefits are triggered in connection with a change-in-control event. Mr. Zafiropoulo will also be entitled to reimbursement of such lifetime retiree health coverage upon the termination of his employment with the Company for any reason.

The Company believes the severance benefits payable under the employment agreement are fair and reasonable in light of the years of service Mr. Zafiropoulo and Mr. Wright have rendered the Company and the level of dedication and commitment they have shown over those years. The Company also believes that the higher level of severance benefits payable upon a termination event in connection with a change in control is warranted. The severance benefits payable in connection with a change in control provide financial protection against any potential loss of employment that might otherwise occur as a result of an acquisition of the Company and will allow Mr. Zafiropoulo and Mr. Wright to focus their attention on acquisition proposals that are in the best interests of the stockholders, without undue concern as to their own financial situation. The Company also believes the single trigger vesting acceleration of their equity awards upon a change in control is justified because those awards are designed to serve as the primary vehicle for wealth creation and the accumulation of financial resources for their retirement years, and a change in control event is an appropriate liquidation point for awards intended for such purpose. The Company does not provide the executive officers with any defined benefit pension plan or supplemental executive retirement plan, and the only other opportunities for wealth accumulation and retirement funds is through the limited deferral opportunities provided under the Company’s 401(k) savings plan and the non-qualified deferred compensation plan. Mr. Zafiropoulo has not to date participated in the non-qualified deferred compensation plan, and Mr. Wright has participated only to a modest extent.

Executive Officer Perquisites. It is not the Company’s practice to provide its executive officers with any significant perquisites. The Company does, however, provide Mr. Zafiropoulo with a company automobile for which the Company pays all expenses (including, without limitation, all lease payments or the full purchase price of the vehicle) and which he uses from time to time for personal matters. The dollar value of the perquisite attributable to such personal use for the 2010 fiscal year was determined by a straight pro-ration of total Company costs between business miles and personal miles. The Company believes that the provision of a company automobile is a common perquisite for executive officers at Mr. Zafiropoulo’s level and is appropriate in light of his long years of tenure with the Company.

Other Programs. The Company’s executive officers are eligible to participate in the Company’s 401(k) plan on the same basis as all other regular U.S. employees.

Deferred Compensation Programs. In addition to the bonus component subject to mandatory deferral under the Company’s Long-Term Incentive Compensation Plan described under “Incentive Compensation” above, the Company maintains a non-qualified deferred compensation program for its executive officers and other key executives. Under that program, participants may elect to defer all or a portion of their salary or bonus each year, and the deferred sums will be credited with notional earnings (or losses) based on their investment elections. Such deferred compensation (as adjusted for such notional earnings or losses) will become payable following the participant’s termination of employment and may be paid in a lump sum or in installments based on the circumstances under which the termination event occurs and the prior distribution election made by the participant. The program is described in more detail below in the section entitled “Nonqualified Deferred Compensation.” However, as indicated above, the Company believes that the equity award component of each executive officer’s total direct compensation package should serve as his or her major source of wealth creation, including the accumulation of substantial resources to fund the executive officer’s retirement years.

Executive Stock Ownership Guidelines. In addition to the non-employee director stock ownership guidelines discussed above under Proposal No. 1, the Board has adopted stock ownership guidelines for its executive officers. These guidelines provide that within five years of becoming an executive officer of the Company, or five years after the date of approval of the guidelines, whichever is later, each of the below listed executive officers of the Company is expected to accumulate and thereafter continue to hold, a minimum number of shares of the Company’s common stock equal to the amount set forth opposite such executive’s title below. Unvested stock and shares issuable upon distribution pursuant to unvested restricted stock units granted by the Company, in each case that vest as a result of the executive officer’s continued service to the Company over time (subject to any applicable vesting acceleration provisions), can be applied toward this goal. However, unvested stock and shares issuable upon distribution pursuant to unvested restricted stock units in each case that vest in connection with the achievement of performance targets, as well as unexercised options (whether vested or unvested) shall not count toward such goal. The shares must be held by the executive officer as an individual or as part of a family trust.

Executive Officer	Minimum Shares
Chief Executive Officer	6x annual base salary
Chief Financial Officer	2x annual base salary

It is intended that executive officers hold, through outright ownership and through the Company’s equity award grants, a meaningful number of shares of the Company’s common stock, but that the foregoing policy be flexible in order to avoid foreclosing the hiring or continued service by viable candidates as executive officers in appropriate circumstances.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent such compensation exceeds $1.0 million per covered officer in any year. The limitation applies only to compensation that is not considered to be performance-based under the terms of Section 162(m). The stock options granted to the Company’s executives have been structured with the objective of qualifying those awards as performance-based compensation. Compensation recognized as a result of bonus payments under the annual management incentive plan or the issuance of vested shares of the Company’s common stock under RSU awards will not qualify as such performance-based compensation. The non-performance-based compensation paid to Mr. Wright for the 2010 fiscal year, including cash bonuses, did not exceed the $1.0 million limit per officer. However, the non-performance-based compensation paid for such year to Mr. Zafiropoulo exceeded the $1.0 million limit for the 2010 fiscal year by the amount of $1,378,625. The Company believes that in establishing the cash and equity incentive compensation programs for its executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, the Company may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to its financial performance or through RSUs tied to the executive officer’s continued service, which may, together with other non-performance based compensation, exceed in the aggregate the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. The Company believes it is important to maintain cash and equity incentive compensation at the levels needed to attract and retain the executive officers essential to its success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Summary Compensation Information

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 2010, 2009 and 2008, respectively, by the Company’s Chief Executive Officer and Chief Financial Officer. Each of the listed individuals shall be hereinafter referred to as a “named executive officer.” There were no other executive officers of the Company during the 2010 fiscal year.

Name and Principal Position (a)	Year (b)	Salary ($) (1) (c)	Bonus ($) (d)		Stock Awards ($) (3) (e)	Option Awards ($) (4) (f)	Non-Equity Incentive Plan Compensation ($) (5) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)		All Other Compensation ($) (i)		Total ($) (j)
Arthur W. Zafiropoulo,	2010	522,981	—		1,636,750	—	1,298,000	—		161,479	(6)	3,619,210
Chairman of the Board, Chief Executive Officer and President	2009 2008	444,000 555,000	1,173 —	(2)	1,296,500 724,500	— 361,350	88,708 358,000	— —		69,006 35,268	(8) (7)	1,899,387 2,034,118

Bruce R. Wright,	2010	310,938	—		818,375	675,557	643,000	1,975	(9)	148,049	(10)	2,597,894
Senior Vice President, Finance, Chief Financial Officer and Secretary	2009 2008	276,250 320,385	— —		518,600 48,300	— 193,200	49,039 198,000	1,902 —	(11) (13)	94,772 56,257	(12) (14)	940,563 816,142

(1)	Includes amounts deferred under the Company’s 401(k) Plan, a qualified deferred compensation plan under section 401(k) of the Internal Revenue Code.
(2)	Represents a discretionary cash bonus awarded to the named executive officer.
(3)	The amount indicated in column (e) for each fiscal year represents the aggregate grant date fair value of the restricted stock unit awards made in that year. The grant-date fair value is in each instance calculated in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation (“ASC Topic 718”) on the basis of the closing price of the Company’s Common Stock on the award date and does not take into account any estimated forfeitures related to service-vesting or performance-vesting conditions. For further information concerning such grant-date fair value, please see footnote 5 to the Company’s audited financial statements for the fiscal year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2011.
(4)	The amount indicated in column (f) for each fiscal year represents the aggregate grant-date fair value of the stock option grants made in that year, as calculated in accordance with ASC Topic 718, and does not take into account any estimated forfeitures related to service-vesting or performance-vesting conditions. The assumptions used in the calculation of such grant-date fair value are set forth in footnote 5 to the Company’s audited financial statements for the year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2011.
(5)	The amount shown for each fiscal year reflects the actual bonuses earned under the Management Incentive Plan (the “MIP”) in effect for that fiscal year. One-third of the reported bonus amount for the 2010 MIP was paid to the named executive officer following the close of the 2010 fiscal year. The remaining portion has been deferred and is subject to an annual installment vesting schedule tied to the named executive officer’s continued service with the Company over an additional two-year period. One-third of the reported bonus amount for the 2009 MIP was paid to the named executive officer following the close of the 2009 fiscal year. The remaining portion has been deferred and is subject to an annual installment vesting schedule tied to the named executive officer’s continued service with the Company over an additional two-year period. One-half of the reported bonus amount for the 2008 MIP was paid to the named executive officer following the close of the 2008 fiscal year. The other half has been deferred and is subject to an annual installment vesting schedule tied to the named executive officer’s continued service with the Company over an additional three-year period. The deferred portion of each bonus award will be paid as it vests and will earn interest at a designated rate until paid. The deferred portion of each bonus award will immediately vest and become payable in the event the named executive officer’s employment terminates under certain defined circumstances during the deferral period. Accelerated payouts will also occur in the event of certain changes in control or ownership of the Company.
(6)	Represents (i) $35,486 attributable to the non-business use of a Company car provided to Mr. Zafiropoulo and (ii) $125,993 attributable to the amount accrued by the Company for the 2010 fiscal year with respect to the lifetime retiree health care coverage to which Mr. Zafiropoulo is entitled following his termination of employment. For further information regarding such benefit, please see the section entitled “Employment Contracts, Termination of Employment Agreements and Change in Control” below.
(7)	Represents (i) a matching contribution made by the Company to the named executive officer’s account under the 401(k) Plan in the amount of $2,000, (ii) $5,163 attributable to the non-business use of a Company car provided to Mr. Zafiropoulo and (iii) $28,105 attributable to the amount accrued by the Company for the 2008 fiscal year with respect to the lifetime retiree health care coverage to which Mr. Zafiropoulo is entitled following his termination of employment.
(8)	Represents (i) $46,824 attributable to the non-business use of a Company car provided to Mr. Zafiropoulo and (ii) $22,182 attributable to the amount accrued by the Company for the 2009 fiscal year with respect to the lifetime retiree health care coverage to which Mr. Zafiropoulo is entitled following his termination of employment.
(9)	Represents a notional gain in the amount of $1,975 with respect to the compensation deferred by the named executive officer under the Executive Deferred Compensation Plan. For further information regarding the Executive Deferred Compensation Plan and Mr. Wright’s contributions, please see the section entitled “Nonqualified Deferred Compensation” below.

(10)	Represents $148,049 attributable to the amount accrued by the Company for the 2010 fiscal year with respect to the lifetime retiree health care coverage to which Mr. Wright may become entitled following his termination of employment under certain defined circumstances. For further information regarding such benefit, please see the section entitled “Employment Contracts, Termination of Employment Agreements and Change in Control” below.
(11)	Represents a notional gain in the amount of $1,902 with respect to the compensation deferred by the named executive officer under the Executive Deferred Compensation Plan. For further information regarding the Executive Deferred Compensation Plan and Mr. Wright’s contributions, please see the section entitled “Nonqualified Deferred Compensation” below.
(12)	Represents $94,722 attributable to the amount accrued by the Company for the 2009 fiscal year with respect to the lifetime retiree health care coverage to which Mr. Wright may become entitled following his termination of employment under certain defined circumstances.
(13)	Mr. Wright incurred a notional investment loss of $1,763 for the 2008 fiscal year with respect to the compensation he deferred under the Executive Deferred Compensation Plan. For further information regarding the Executive Deferred Compensation Plan and Mr. Wright’s contributions, please see the section entitled “Nonqualified Deferred Compensation” below.
(14)	Represents (i) a matching contribution made by the Company to the named executive officer’s account under the 401(k) Plan in the amount of $2,000 and (ii) $54,257 attributable to the amount accrued by the Company for the 2008 fiscal year with respect to the lifetime retiree health care coverage to which Mr. Wright may become entitled following his termination of employment under certain defined circumstances.

Grants of Plan-Based Awards

The following table provides certain summary information concerning each grant of an award made to a named executive officer in the 2010 fiscal year under a compensation plan.

Name (a)	Grant Date (b)	Potential Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2) (f)	All Other Option Awards: Number of Securities Underlying Options (#) (3) (g)	Exercise or Base Price of Option Awards ($/Share) (h)	Grant Date Fair Value of Equity Awards (4) ($) (i)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)
Arthur W. Zafiropoulo	2/1/10	137,500	550,000	(1)
	2/8/10				25,000			306,250
	4/26/10				25,000			391,250
	7/26/10				25,000			473,000
	10/26/10				25,000			466,250

Bruce R. Wright	2/1/10	69,063	276,250	(1)
	2/8/10				12,500			153,125
	2/8/10					25,000	18.65	131,485
	4/26/10				12,500			195,625
	4/26/10					25,000	18.92	147,995
	7/26/10				12,500			236,500
	7/26/10					25,000	15.65	199,486
	10/26/10				12,500			233,125
	10/26/10					25,000	12.25	196,591

(1)

Reflects the potential amounts payable under the Company’s 2010Management Incentive Plan based on the Company’s attainment of revenue and operating income goals set at various levels for that year, namely, Minimum (threshold), Tier I, Tier II and Tier III (target) levels. Fifty percent (50%) of the target bonus amount for each named executive officer was allocated to each of the two applicable performance goals, and the actual bonus payable with respect to each goal was accordingly tied to the level at which that goal was attained. If the Company’s operating income or revenue goal for the 2010 fiscal year exceeds the Tier III (target) level, then the bonus potential for that goal would be increased on an extrapolated basis in accordance with the same slope that applies to the interpolation between Tier II and Tier III level performance. For purposes of the table, the potential bonus indicated for each level assumes that both performance goals were attained at the same level. For further information concerning such potential bonus amounts, please see the description of the 2010 Management Incentive Plant that follows.
(2)	Reflects RSU awards made at quarterly intervals during the 2010 fiscal year. The quarterly award dates were as follows: February 8, 2010, April 26, 2010, July 26, 2010 and October 26, 2010. Each award will vest in a series of fifty successive equal monthly installments upon the named executive officer’s completion of each month of continued employment over the 50-month period measured from January 1, 2010, subject to full or partial vesting acceleration in the event his employment terminates under certain circumstances or upon certain changes in control or ownership of the Company. The shares underlying the vested units will be issued at designated intervals over the 50-month vesting period or (if earlier) upon the occurrence of any of the vesting acceleration events.
(3)	Reflects stock option grants made at quarterly intervals during the 2010 fiscal year. The quarterly award dates were as follows: February 8, 2010, April 26, 2010, July 26, 2010 and October 26, 2010. Each quarterly option grant will vest and become exercisable for twenty-four percent (24%) of the covered shares of the Company’s Common Stock upon the named executive officer’s continuation in service through December 31, 2010 and will vest and become exercisable for the balance of the shares in a series of thirty-eight (38) successive equal monthly installments upon the named executive officer’s completion of each month of continued employment over the thirty eight (38)-month period measured from January 1, 2011. However, each such option will vest in full and become exercisable for all the shares of the Company’s common stock subject to that option in the event the named executive officer’s employment terminates under certain circumstances or upon certain changes in control or ownership of the Company.
(4)	The dollar value reported with respect to the stock options reflects the grant date fair value of each quarterly option grant determined in accordance with the provisions of ASC Topic 718 and does not take into account any estimated forfeitures related to service-vesting or performance-vesting conditions. For further information concerning such grant-date fair value, please see footnote 5 to the Company’s audited financial statements for the fiscal year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2011. The dollar value reported with respect to the restricted stock unit awards reflects the grant-date fair value of each quarterly restricted stock unit award, calculated in accordance with ASC Topic 718. Such grant date fair value is accordingly based on the closing price of the Company’s common stock on the applicable award date and does not take into account any estimated forfeitures related to service-vesting or performance-vesting conditions.

2010 Management Incentive Plan. The performance objectives established under the 2010 Management Incentive Plan for the 2010 fiscal year were tied to separate revenue and operating income goals set at four specified levels. Fifty percent (50%) of the target bonus for each named executive officer was allocated to each of the two performance goals, and the potential bonus payable with respect to each goal was to be determined on the basis of the designated dollar amount for each specified level of goal attainment. If the level of attainment for a particular performance goal were below the threshold level, then no bonus amount would have been payable with respect to that goal. If the actual level of goal attainment were between any two designated levels up to the target level, the potential bonus with respect to that goal would be interpolated on a straight line basis between those two levels. If the level of goal attainment were above the target level, then the bonus potential with respect to that goal would increase based on the same slope that existed between that target level and the immediately preceding level. Following the close of the 2010 fiscal year, the Compensation Committee reviewed the Company’s financial results for such year and determined that the Company’s adjusted operating income for the 2010 fiscal year exceeded the Tier III target level established for that performance metric by approximately $9,994,000 and that the Company’s revenue for such fiscal year was approximately $140.6 million, thereby falling between the Tier II and Tier III levels established for that particular goal. As a result, Mr. Zafiropoulo and Mr. Wright each earned a bonus amount for the 2010 fiscal year equal to approximately 384% of the portion of their target bonus allocated to the operating income objective, and a bonus equal to approximately 83.69% of their target bonus allocated to the revenue objective. One-third of the bonus amount was paid following the close of the 2010 fiscal year. The remaining portion has been deferred and is subject to an annual installment vesting schedule tied to the named executive officer’s continued service with the Company over an additional two-year period. The deferred portion will be paid as it vests and will earn interest at a designated rate until paid. The deferred portions will immediately vest and become payable in the event the named executive officer’s employment terminates under certain defined circumstances during the deferral period. Accelerated payouts will also occur in the event of certain changes in control or ownership of the Company. For more information regarding the 2010 Management Incentive Plan, please see the section entitled “Incentive Compensation” in the Company’s Compensation Discussion and Analysis.

Outstanding Equity Awards at Fiscal Year-End

The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of December 31, 2010.

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Option Exercise Price($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1) (g)
Arthur W. Zafiropoulo						76,000	(2)	1,510,880
						33,336	(3)	662,720
	51,000			9.66	2/03/2018
		24,000	(4)	9.66	2/03/2018
	65,000			16.16	12/16/2015
	80,000			14.12	1/22/2015
	80,000			16.01	10/19/2014
	200,000			21.83	7/20/2013
	125,000			11.36	1/27/2013
	100,000			13.67	7/15/2012
	80,000			13.96	1/29/2012
	100,000			23.82	7/24/2011
	38,308			27.82	4/17/2011

Bruce R. Wright						38,000	(2)	755,440
						13,336	(3)	265,120
	6,000			18.65	10/25/2020
		19,000	(5)	18.65	10/25/2020
	6,000			18.92	7/25/2020
		19,000	(5)	18.92	7/25/2020
	6,000			15.65	4/25/2020
		19,000	(5)	15.65	4/25/2020
	6,000			12.25	2/7/2020
		19,000	(5)	12.25	2/7/2020
	13,600			9.66	2/03/2018
		6,400	(4)	9.66	2/03/2018
	30,000			16.16	12/16/2015
	40,000			14.12	1/22/2015
	40,000			16.01	10/19/2014
	160,000			21.83	7/20/2013
	75,000			11.36	1/27/2013
	60,000			13.67	7/15/2012
	20,000			13.96	1/29/2012
	30,000			23.82	7/24/2011
	24,500			27.82	4/17/2011

(1)	Based on the $19.88 closing price per share of the Company’s Common Stock on December 31, 2010.
(2)	Reflects the unvested portion of RSU awards covering an aggregate of 100,000 shares of the Company’s Common Stock made to Mr. Zafiropoulo in four equal quarterly installments during the 2010 fiscal year and the unvested portion of RSU awards covering an aggregate of 50,000 shares of the Company’s common stock made to Mr. Wright on a similar quarterly basis during the 2010 fiscal year. Each quarterly RSU award will vest in a series of 50 successive equal monthly installments upon the named executive officer’s completion of each month of continued employment over the 50-month period measured from January 1, 2010, subject to full or partial vesting acceleration in the event his employment terminates under certain circumstances or upon certain changes in control or ownership of the Company. The shares underlying the vested units will be issued will be issued at designated intervals over the 50-month vesting period or (if earlier) upon the occurrence of any of the vesting acceleration events.
(3)	Reflects the unvested portion of RSU awards covering an aggregate of 100,000 shares of the Company’s Common Stock made to Mr. Zafiropoulo in four equal quarterly installments during the 2009 fiscal year and the unvested portion of RSU awards covering an aggregate of 40,000 shares of the Company’s common stock made to Mr. Wright on a similar quarterly basis during the 2009 fiscal year. Each quarterly RSU award will vest in a series of three successive equal annual installments upon the named executive officer’s completion of each year of continued employment over the three-year period measured from January 1, 2009, subject to full or partial vesting acceleration in the event his employment terminates under certain circumstances or upon certain changes in control or ownership of the Company. The shares underlying the vested units will be issued following the completion of that three-year vesting period or (if earlier) upon the occurrence of any of the accelerated vesting events.
(4)	Reflects the unvested portion of a stock option grant for 75,000 shares of the Company’s common stock made to Mr. Zafiropoulo on February 4, 2008 and the unvested portion of a stock option grant for 20,000 shares of the Company’s common stock made to Mr. Wright on the same date. Each option will vest and become exercisable for (i) twenty-four percent (24%) of the total number of option shares upon the named executive officer’s completion of one (1) year of service measured from the February 4, 2008 grant date and (ii) the balance of the option shares in successive equal monthly installments upon his completion of each of the next thirty-eight (38) months of service thereafter. However, each option will vest in full and become exercisable for all the option shares on an accelerated basis upon certain changes in control of the Company.
(5)	Reflects the unvested portion of the stock option grants covering an aggregate of 100,000 shares of the Company’s Common Stock made to Mr. Wright in four equal quarterly installments during the 2010 fiscal year. Each quarterly option grant will vest and become exercisable for twenty-four percent (24%) of the covered shares of the Company’s Common Stock upon Mr. Wright’s continuation in the Company’s employ through December 31, 2010 and will vest and become exercisable for the balance of the shares in a series of thirty-eight (38) successive equal monthly installments upon Mr. Wright’s completion of each of the next thirty-eight (38) months of continued employment thereafter. However, each such option will vest in full and become exercisable for all the shares of the Company’s common stock subject to that option on an accelerated basis in the event the named executive officer’s employment terminates under certain circumstances or upon certain changes in control or ownership of the Company.

Option Exercises and Stock Vested

The following table sets forth for each of the named executive officers, the number of shares of the Company’s common stock acquired and the value realized on each exercise of stock options during the year ended December 31, 2010, and the number and value of shares of the Company’s common stock subject to each restricted stock unit award that vested during the year ended December 31, 2010. No stock appreciation rights were exercised by the named executive officers during the 2010 fiscal year, and none of those officers held any stock appreciation rights as of December 31, 2010.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (2) (e)
Arthur W. Zafiropoulo			82,333	1,547,680
Bruce R. Wright	—	—	26,999	492,190

(1)	Value realized is determined by multiplying (i) the amount by which the market price of the common stock on the date of exercise exceeded the exercise price by (ii) the number of shares for which the options were exercised.
(2)	Value realized is determined by multiplying (i) the market price of the common stock on the applicable vesting date by (ii) the number of shares as to which each award vested on such date.

Nonqualified Deferred Compensation

Deferred Cash Compensation

The following table shows the deferred compensation activity for each named executive officer during the 2010 fiscal year. The column labeled “Executive Contributions in Last FY” indicates the amount of compensation voluntarily deferred by the named executive officer under the Company’s Executive Deferred Compensation Plan. The column entitled “Registrant Contributions in Last FY” reflects the portion of the bonus earned by each named executive officer under the 2010 MIP that was deferred pursuant to the terms of that plan.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c) (1)	Aggregate Earnings in Last FY ($) (d)		Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (5) (f)
Arthur W. Zafiropoulo	—	865,333	28,123	(2)	89,569	988,876
Bruce R. Wright	—	428,667	13,932	(2)(3)(4)		508,209
			1,975		49,334

(1)	Represents the deferred portion of the named executive officer’s bonus award under the 2010 Management Incentive Plan.
(2)	Represents the interest accrued for the 2010 fiscal year on the deferred portion of the named executive officer’s bonus award under the 2008 and 2009 Management Incentive Plans.
(3)	Represents a notional gain in the amount of $1,975 for the 2010 fiscal year with respect to the compensation deferred by the named executive officer under the Executive Deferred Compensation Plan. The amount represents a rate of return of approximately 17% for the 2010 fiscal year and corresponds to a composite of the actual market earnings or losses realized by a select group of investment funds utilized to track the notional investment return for the 2010 fiscal year on the account balance maintained on the named executive officer’s behalf under the Executive Deferred Compensation Plan. The investment funds so utilized for the 2010 fiscal year and the rate of return for each such fund for such year were as follows: Vanguard Var Ins Fund Total Stock Market (17%).

(4)	The reported amount is also included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table and is also included in column (f) of this table.
(5)	Includes the following amounts reported for the named executive officer in the Summary Compensation Tables for the 2010 fiscal year and the two prior fiscal years: for Mr. Zafiropoulo (i) $865,333 of the $1,298,000 of the Non-Equity Incentive Plan bonus amount reported for the 2010 fiscal year, (ii) $29,570 of the $88,708 Non-Equity Incentive Plan bonus amount reported for the 2009 fiscal year, (iii) $60,000 of the $358,000 Non-Equity Incentive Plan bonus amount reported for the 2008 fiscal year, (iv) $28,123 of interest on the deferred portion of the Non-Equity Incentive Plan bonus amounts for the 2008 and 2009 fiscal years accrued in 2010, and (v) $5,850 of interest on the deferred portion of the Non-Equity Incentive Plan bonus amount for the 2008 fiscal year accrued in 2009;and for Mr. Wright (i) $428,667 of the $643,000 Non-Equity Incentive Plan bonus amount reported for the 2010 fiscal year, (ii) $16,347 of the $49,039 Non-Equity Incentive Plan bonus amount reported for the 2009 fiscal year, (iii) $3,500 of deferred salary for the 2009 fiscal year, (iv) $13,932 of interest on the deferred portion of the Non-Equity Incentive Plan bonus amounts for the 2008 and 2009 fiscal years accrued in 2010, (v) $3,216 of interest on the deferred portion of the Non-Equity Incentive Plan bonus amounts for the 2008 fiscal year accrued in 2009, (vi) $1,975 of notional earnings reported for the 2010 fiscal year with respect to deferred compensation under the Executive Deferred Compensation Plan, (vii) $1,902 of notional earnings reported for the 2009 fiscal year with respect to deferred compensation under the Executive Deferred Compensation Plan, (viii) $3,181 of deferred salary for the 2008 fiscal year, (ix) $32,989 of the $198,000 Non-Equity Incentive Plan bonus amount reported for the 2008 fiscal year, and (x) $2,492 of deferred salary and $8 of notional earnings under the Executive Deferred Compensation Plan that was reported for the 2007 fiscal year.

Executive Deferred Compensation Plan. The Company has established the Executive Deferred Compensation Plan in order to provide its executive officers and other key employees with the opportunity to defer all or portion of their cash compensation each year. Pursuant to the plan, each participant can elect to defer between one percent (1%) and one hundred percent (100%) of his or her salary, commissions, bonuses and other awards. Each participant’s contributions to the plan are credited to an account maintained in his or her name on the Company’s books in which the participant is fully vested at all times. The account is credited with notional earnings (or losses) based on the participant’s investment elections among a select group of investment funds utilized to track the notional investment return on the account balance. A total of 28 investment funds are available for election, and the participant may change his or her investment choices daily. Upon the participant’s termination of employment for reasons other than retirement or disability, he or she will receive a lump sum distribution of his or her account balance within 60 days following the termination date, subject to any further delay required under applicable tax laws. Upon the participant’s disability or retirement, his or her account balance will be distributed in a lump sum, or in 12 or more monthly installments (but not more than 180), pursuant to the participant’s prior election. In the event a participant dies prior to receiving his or her entire account balance under the plan, his or her beneficiary will receive a lump-sum distribution of the remaining balance.

Deferred Portion of the 2008, 2009 and 2010 MIP Bonus. One-half of the bonus amount earned under the 2008 MIP was paid to the named executive officer following the close of the 2008 fiscal year. The other half has been deferred and is subject to an annual installment vesting schedule tied to the named executive officer’s continued service with the Company over an additional three-year period. One-third of the bonus amount earned under the 2009 MIP was paid to the named executive officer following the close of the 2009 fiscal year. The other two-thirds has been deferred and is subject to an annual installment vesting schedule tied to the named executive officer’s continued service with the Company over an additional two-year period. One-third of the bonus amount earned under the 2010 MIP was paid to the named executive officer following the close of the 2010 fiscal year. The remaining portion has been deferred and is subject to an annual installment vesting schedule tied to the named executive officer’s continued service with the Company over an additional two-year period. The deferred portions will be paid as they vest and will earn interest at a designated rate until paid. The deferred portions will immediately vest and become payable in the event the named executive officer’s employment terminates under certain defined circumstances during the deferral period. Accelerated payouts will also occur in the event of certain changes in control or ownership of the Company.

Deferred Equity Compensation

The following table shows the deferred compensation activity for each named executive officer for the 2010 fiscal year attributable to the shares of the Company’s Common Stock that were vested as of December 31, 2010 under his outstanding RSU awards but that are subject to a deferred issuance date:

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Arthur W. Zafiropoulo	—	—	419,998	—	3,293,440	(2)
Bruce R. Wright	—	—	83,997	—	868,080	(3)

(1)	Represents, with respect to the shares of the Company’s common stock in which Mr. Zafiropoulo (83,333 shares) and Mr. Wright (16,666 shares) were vested on January 1, 2010 under their outstanding RSU awards with deferred issuance dates, the amount by which the fair market value of those shares on December 31, 2010 exceeded their fair market value as of January 1, 2010. Since no dividends were paid on the Company’s outstanding common stock during the 2010 fiscal year, no amounts were credited to the named executive officer’s deferred share account pursuant to the dividend equivalent rights provided under his outstanding RSUs.
(2)	Represents the fair market value on December 31, 2010 of the shares of the Company’s common stock in which Mr. Zafiropoulo was vested on that date under his outstanding RSU awards with deferred issuance dates. The amount reported was calculated by multiplying those vested deferred shares by the $19.88 per share closing price of the common stock on December 31, 2010. Mr. Zafiropoulo was credited with 165,666 vested deferred shares as of December 31, 2010.
(3)	Represents the fair market value on December 31, 2010 of the shares of the Company’s Common Stock in which Mr. Wright was vested on that date under his outstanding RSU awards but which are subject to deferred issuance dates. The amount reported was calculated by multiplying those vested deferred shares by the $19.88 per share closing price of the common stock on December 31, 2010. Mr. Wright was credited with 43,666 vested deferred shares as of December 31, 2010.

Risk Assessment of Compensation Policies and Practices

The Company’s compensation programs throughout the organization are designed to maintain an appropriate balance between long-term and short-term incentives by utilizing a combination of compensation components, including base salary, annual cash incentive awards, and long-term equity awards. Although not all employees in the organization have compensation comprised of all three of those components, the compensation programs are generally structured so that any short-term cash incentives are not likely to constitute the predominant element of an employee’s total compensation package and that other components will serve to balance the package. For a discussion of the primary components of the compensation packages for the Company’s executive officers, please see the section above entitled “Executive Compensation—Compensation Discussion and Analysis.”

While a number of employees do participate in performance-based cash incentive plans, the Company believes that those plans are structured in a manner that encourages the participating employees to remain focused on both the short- and long-term operational and financial goals of the Company in several key respects. For example, payments under the Management Incentive Plan in which the Company’s executive officers and other members of the management team participate (as discussed earlier in this section on Executive Compensation) are tied to both revenue and operating income metrics that are strategic to the Company’s long-term objectives of sustained revenue generation and continued expense management. Although the Management

Incentive Plan does not place an absolute cap on the amount payable per participant, the actual bonus amount is in all instances tied to a fraction or a multiple of the target bonus set for each participant. The Company believes the structure of the Management Incentive Plan does not promote short-term risk-taking because the targets are tied to performance metrics over which internal audit controls exist and payouts at a rate greater than 100% of the target bonus level have occurred only once in the past five years, namely the approximately 234% payout for the 2010 fiscal year. Additionally, payments based on performance goal attainment under the Management Incentive Plan are subject to an additional service vesting schedule so that a participant must remain with the Company for at least three years from the start of the one-year performance measurement period in order to earn his or her full payment for that performance period, thereby further encouraging long-term focus.

A significant portion of the compensation provided to executive officers and other senior employees of the Company is in the form of long-term equity awards that are important to help further align the interests of the recipient with those of the Company’s stockholders. The Company believes that these awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the Company’s stock price. The Company’s equity awards, whether in the form of stock options or restricted stock units, vest over a period of years, and that vesting element encourages award recipients to focus on sustaining the Company’s long-term performance. In addition, because equity awards are typically made on an annual basis, the executive officers and other senior employees of the Company always have unvested awards outstanding that could decrease significantly in value if the Company’s business is not managed to achieve its long term goals.

The Company’s sales employees are included in short-term sales commission incentive plans that are subject to multiple levels of review during both the design stage and the incentive calculation and payment process.

Payments are made at quarterly intervals over the year and are based upon the achievement of current quarter qualified bookings and revenue numbers against established targets. In order to insure that payments are made only on qualified transactions, the quarterly payment amount is net of any customer returns of previously booked orders.

Based on these considerations, the Company has concluded that it is not reasonably likely that its compensation programs would have a material adverse effect on the Company.

Employment Contracts, Termination of Employment Agreements and Change of Control

1993 Stock Option/Stock Issuance Plan

All outstanding options and RSUs under the Company’s stock plan will immediately vest upon a change in control, to the extent not assumed or continued in effect by the successor entity or replaced with an incentive compensation program which preserves the intrinsic value of the award at that time and provides for the subsequent vesting and concurrent payout of that value in accordance with the pre-existing vesting schedules for those awards. The Compensation Committee also has the authority as the administrator of the Company’s 1993 Plan Stock Option/Stock Issuance Plan (the “1993 Plan”) to provide for the accelerated vesting of any shares of the Company’s common stock subject to outstanding equity awards held by one or more participants whether or not those awards are assumed or continued in effect by the successor entity in the event of (i) an acquisition of the Company by merger or asset sale, (ii) a change in control of the Company effected through the acquisition of more than fifty percent (50%) of the Company’s outstanding common stock or through a change in the majority of the Board of Directors as a result of one or more contested elections for Board membership or (iii) a termination of employment (whether involuntarily or through a resignation for good reason) following such acquisition or change in control. The Compensation Committee has structured the stock options granted to Mr. Zafiropoulo and Mr. Wright and the RSU awards made to them so that those equity awards will vest in full on an accelerated basis upon such an acquisition or change in control of the Company. In addition, as explained below, the Company’s existing employment agreements with Mr. Zafiropoulo and Mr. Wright provide for full or partial accelerated vesting should their employment terminate under certain circumstances in the absence of a change in control.

Employment, Termination of Employment and Change in Control Agreements

The Company has existing employment agreements with Messrs. Zafiropoulo and Wright that provide for accelerated vesting and severance benefits under certain circumstances. Those agreements may be summarized as follows:

Mr. Zafiropoulo

The employment agreement with Mr. Zafiropoulo provides that he will serve as the Chief Executive Officer of the Company and that the Company will use its reasonable best efforts to have him elected as a member of the Board of Directors and as Chairman of the Board of Directors for so long as he remains so employed by the Company. Pursuant to the employment agreement, Mr. Zafiropoulo was paid an annual base salary of $550,000 for the 2010 fiscal year, and is entitled to a target bonus of up to sixty percent (60%) of base salary (which can be periodically increased by the Compensation Committee and which was set at one-hundred percent (100%) for the 2010 fiscal year). He may also receive stock options or restricted stock unit awards from time to time at the discretion of the Compensation Committee. Mr. Zafiropoulo is also entitled to reimbursement from the Company for the costs incurred to obtain lifetime retiree health care coverage (medical and dental) for himself and his spouse. To the extent such reimbursements become taxable to Mr. Zafiropoulo or his spouse, he or she will be entitled to a full tax gross-up from the Company to cover the taxes attributable to such reimbursements and any taxes that apply to the gross-up payment.

Mr. Zafiropoulo’s employment may be terminated by him or by the Company at any time, with or without cause. If the Company terminates his employment other than for cause, or in the event of his death, disability or resignation for good reason, Mr. Zafiropoulo (or his beneficiary) will be entitled to receive (i) the deferred portions of all outstanding bonuses earned for prior years, (ii) 12 months of continued base salary at the rate then in effect for him, (iii) accelerated vesting of twenty-five percent (25%) (or such greater percentage as set forth in the applicable award agreement) of his outstanding stock options and restricted stock unit awards, (iv) an extension of the time to exercise his outstanding vested stock options for a period of up to one year and 90 days following the termination date of his employment and (v) continued use of a Company car for 12 months with reimbursement from the Company of all related expenses.

If, however, Mr. Zafiropoulo’s employment terminates for any reason in connection with a change of control of the Company, then he will, instead, receive (i) the deferred portions of all outstanding bonuses earned for prior years, (ii) 24 months of continued base salary at the rate then in effect for him (or, if greater, in effect immediately prior to the change of control) and (iii) continued use of a Company car for 24 months with reimbursement from the Company of all related expenses. In addition, regardless of whether Mr. Zafiropoulo’s employment is terminated following a change of control of the Company, all of his outstanding stock options and restricted stock unit awards will vest in full upon a change of control, and the time for exercising his outstanding options will be extended for a period of up to one year and 90 days following the termination date of his employment.

Should Mr. Zafiropoulo incur an excise tax under Section 4999 of the Internal Revenue Code with respect to any payments he receives from the Company that constitute a parachute payment under the federal tax laws, then the Company will make a full tax gross-up payment to him to cover such excise tax and any income and employment taxes that apply to the gross-up payment.

For purposes of the employment agreement, a change of control generally includes:

•	Acquisition of more than fifty percent (50%) of the Company’s voting stock by any person or group of related persons;

•

Change in the composition of the Board of Directors such that a majority of the directors who are currently on the Board, together with those subsequently nominated by such directors, no longer constitute a majority of the Board;

•	Consummation of a merger or consolidation in which the Company is not the surviving entity;

•	Sale, transfer or other disposition of all or substantially all of the Company’s assets; or

•	A reverse merger in which the Company is the surviving entity but in which the Company’s stockholders before the merger do not own at least fifty percent (50%) of the voting stock after the merger.

Mr. Wright

The employment agreement with Mr. Wright provides that he will serve as the Senior Vice President, Finance, Chief Financial Officer, and Secretary of the Company. Pursuant to the employment agreement, Mr. Wright was paid a base salary, of $325,000 for the 2010 fiscal year and is entitled to a target bonus of up to forty percent (40%) of base salary (which can be increased periodically by the Compensation Committee and which was set at eighty-five percent (85%) for fiscal year 2010). In addition, he may also receive stock options or restricted stock unit awards from time to time at the discretion of the Compensation Committee.

Mr. Wright’s employment may be terminated by him or by the Company at any time, with or without cause. If the Company terminates his employment other than for cause, or in the event of his death, disability or resignation for good reason, Mr. Wright (or his beneficiary) will be entitled to receive (i) the deferred portions of all outstanding bonuses earned for prior years, (ii) 12 months of continued base salary at the rate then in effect for him, (iii) accelerated vesting of twenty-five percent (25%) of his outstanding stock options and restricted stock unit awards, (iv) an extension of the time to exercise his outstanding vested stock options for a period of up to one year and 90 days following the termination date of his employment and, and (v) reimbursement from the Company for the costs incurred to obtain lifetime retiree health care coverage (medical and dental) for himself and his spouse, to the extent those costs exceed the amount charged an active employee of the Company for comparable health care coverage.

If, however, Mr. Wright’s employment terminates for any reason in connection with a change of control of the Company, then he will, instead, receive (i) the deferred portions of all outstanding bonuses earned for prior years, (ii) 24 months of continued base salary at the rate then in effect (or, if greater, in effect immediately prior to the change of control) and (iii) reimbursement of the costs incurred by him to obtain lifetime retiree health care coverage for himself and his spouse to the extent those costs exceed the amount charged an active employee of the Company for comparable health care coverage. In addition, regardless of whether Mr. Wright’s employment is terminated following a change of control of the Company, all of his outstanding stock options and restricted stock unit awards will vest in full upon a change of control, and the time for exercising his outstanding vested options will be extended for a period of up to one year and 90 days following the termination date of his employment. A change of control for purposes of Mr. Wright’s employment agreement has the same meaning as in Mr. Zafiropoulo’s employment agreement described above.

Quantification of Benefits

The charts below quantify the potential payments Mr. Zafiropoulo and Mr. Wright would receive based upon the following assumptions:

(i) the executive’s employment terminated on December 31, 2010 under circumstances entitling him to severance benefits under his employment agreement or equity award agreements,

(ii) as to any benefits tied to the executive’s rate of base salary, the rate of base salary is assumed to be the executive’s rate of base salary that was in effect for Mr. Zafiropoulo and Mr. Wright on December 31, 2010 which is $550,000 and $325,000, respectively, and

(iii) with respect to benefits tied to a change in control, the change in control is assumed to have occurred on December 31, 2010 and the change in control consideration paid per share of the Company’s outstanding common stock is assumed to be equal to the closing selling price of such common stock on December 31, 2010, which was $19.88 per share.

Benefits Received Upon a Change in Control (No Termination of Employment)

The outstanding equity awards held by Messrs. Zafiropoulo and Wright will vest in full upon a change in control transaction, whether or not these awards are assumed or otherwise continued in effect.

Name	Accelerated Vesting of Equity Awards ($) (1)	Excise Tax Gross Up
Mr. Zafiropoulo	2,418,880	—
Mr. Wright	1,352,918	—

(1)	Represents the intrinsic value of the accelerated vesting of all of the named executive officer’s stock options and unvested RSU awards, based on the $19.88 closing price per share of the Company’s Common Stock on December 31, 2010.

Benefits Received Upon Qualifying Termination in Connection with a Change in Control

Executive	Salary Continuation ($)	Addd Accelerated Vesting of Deferred Compensation ($)		Lifetime Retiree Medical Coverage Reimbursement (including Gross-up for Mr. Zafiropoulo) ($)		Accelerated Vesting Equity Awards / Extension of Stock Option Term		Continued Use of Corporate Automobile ($)	Excise Tax Gross-Up ($)
Mr. Zafiropoulo	1,110,000	954,903	(1)	453,103	(2)	2,427,203	(3)	70,972	1,283,595
Mr. Wright	650,000	491,060	(1)	377,634		1,393,699	(3)	—	—

(1)	Represents the payment of the deferred and unvested portion of the bonus awards made under the 2008, 2009, and 2010 Management Incentive Plans.
(2)	Includes a gross-up payment to Mr. Zafiropoulo to cover the taxes attributable to such coverage and any taxes that apply to such gross-up payment.
(3)	Represents (i) the intrinsic value of the accelerated vesting of all of the named executive officer’s unvested stock options and RSUs, based on the $19.88 closing price per share of the Company’s Common Stock on December 31, 2010 plus (ii) the value of the extension of the post-employment exercise period for all outstanding options held by the named executive officer on December 31, 2010 from 90 days to 455 days, estimated by using the Black-Scholes option pricing model, in accordance with the provisions of ASC Topic 718

Benefits Received Upon Qualifying Termination Not in Connection with a Change in Control

Executive	Salary Continuation ($)	Accelerated Vesting of Deferred Compensation		Lifetime Retiree Medical Coverage Reimbursement (including tax gross-up) ($)		COBRA ($)	Accelerated Vesting of Stock Options and Other Equity Awards ($)		Continued Use of Corporate Automobile ($)
Mr. Zafiropoulo	550,000	954,903	(1)	453,103	(2)	—	2,427,925	(3)	35,486
Mr. Wright	325,000	491,060	(1)	377,634		25,013	1,113,845	(3)	—

(1)	Represents the payment of the deferred and unvested portions of the bonus awards under the 2009 and 2010 Management Incentive Plans.

(2)	Includes a gross-up payment to Mr. Zafiropoulo to cover the taxes attributable to such coverage and any taxes that apply to such gross-up payment.
(3)	Represents (i) the intrinsic value of the accelerated vesting of 100% of Messrs. Zafiropoulo’s and Wright unvested stock options and 100% of Mr. Zafiropoulo’s and 25% of Mr. Wright’s unvested RSUs, based on the $19.88 closing price per share of the Company’s Common Stock on December 31, 2010 plus (ii) the value of the extension of the post-employment exercise period for all outstanding options held by the named executive officer on December 31, 2010 from 90 days to 455 days, estimated by using the Black-Scholes option pricing model, in accordance with the provisions of ASC Topic 718.

Mr. Zafiropoulo will also be entitled to the Company reimbursement of the cost incurred to obtain lifetime retiree health care coverage for himself and his spouse upon the termination of his employment for any other reason. In addition, Mr. Zafiropoulo and Mr. Wright will each be entitled, upon their termination of employment for any reason, to exercise their outstanding vested stock options and to receive any deferred shares of the Company’s Common Stock subject to their vested RSU awards.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Gemunder, Richard, Timmins and Tsai served as members of the Compensation Committee during the fiscal year completed December 31, 2010. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more of its executive officers serving as a member of the Board of Directors or Compensation Committee.

ANNUAL REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this annual report with management, and based on such review and such discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis, as contained herein, be included in this annual report.

Compensation Committee

Joel F. Gemunder

Henri Richard

Rick Timmins

Ben Tsai

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of all directors and officers. In addition, each director and officer of the Company has entered into a separate indemnification agreement with the Company.

Scott Zafiropoulo, the son of Arthur Zafiropoulo, the Company’s Chairman of the Board of Directors and Chief Executive Officer, is an employee of the Company. In fiscal year 2010, Mr. S. Zafiropoulo earned approximately $171,563 in salary. Mr. S. Zafiropoulo also received a cash bonus in the amount of $234,000 under the 2010 MIP, one-third of which was paid on February 3, 2011 and the remaining two-thirds of which will be paid over the next two years pursuant to the terms of the 2010 MIP. In addition, as part of the 2010 MIP, Mr. S. Zafiropoulo received restricted stock units covering 10,000 shares of the Company’s common stock and stock options to purchase an additional 40,000 shares of the Company’s common stock. The restricted stock units and the stock options were awarded in four equal quarterly installments during the 2010 fiscal year on February 8, 2010, April 26, 2010, July 26, 2010 and October 26, 2010. As part of the 2011 MIP, Mr. S. Zafiropoulo is entitled to receive restricted stock units covering 15,000 shares of the Company’s common stock and options to purchase an additional 60,000 shares of the Company’s common stock. Awards will be granted in four equal quarterly installments on designated dates during the 2011 fiscal year pre-established by the Compensation Committee. The first installment of each award (restricted stock units covering 3,750 shares and an option to purchase 15,000 shares) was made on January 31, 2011, and the second installment in the same amounts was made on April 26, 2011. In addition, Mr. S. Zafiropoulo’s cash bonus potential under the 2011 MIP was set at 70% of his base salary at target level, but the actual amount (if any) of his bonus will depend upon the level at which the Company attains the performance goals established for the 2011 fiscal year under the 2011 MIP.

In fiscal year 2010, the Company made services payments to KLA-Tencor Corporation in an aggregate amount of $158,685, and continues to do business with KLA-Tencor. Dr. Tsai, a member of the Company’s Board of Directors is an executive officer of KLA-Tencor. The Company’s Board of Directors has determined that the business relationship between the Company and KLA-Tencor does not compromise his independence. The Audit Committee and the Board has each authorized the Company’s ongoing ordinary course business relationship with KLA-Tencor.

The Board of Directors has adopted a written policy that all material transactions with affiliates will be on terms no more or less favorable to the Company than those available from unaffiliated third parties and will be approved by the Audit Committee and the Board of Directors.

DIRECTOR INDEPENDENCE

The Board has determined that each of Messrs. Gemunder, Konidaris, Raney, Richard and Timmins and Dr. Tsai is an “independent director” as that term is defined in Rule 5605 of The Nasdaq Stock Market’s Marketplace Rules.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K for that year.

The Audit Committee has reviewed and discussed these audited financial statements with management of the Company.

The Audit Committee has discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by SAS 90 (Communication With Audit Committee).

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company’s Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

of the Board of Directors

Nicholas Konidaris

Dennis Raney

Rick Timmins, Chairman

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and any persons who are the beneficial owners of more than ten percent (10%) of the Company’s Common Stock to file reports of ownership and changes in ownership with the SEC. Such directors, officers and greater than ten percent (10%) beneficial stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it and written representations from reporting persons for the 2010 fiscal year, the Company believes that all of the Company’s executive officers, directors and greater than ten percent (10%) beneficial stockholders complied with all applicable Section 16(a) filing requirements for the 2010 fiscal year, except that one late Form 5 was filed for Mr. Wright with respect to stock option grants covering 25,000 shares in the aggregate and a restricted stock unit award covering 12,500 shares made to him in April 2010 that were not previously reported on timely-filed Form 4 reports.

ANNUAL REPORT

A copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2010 was filed with the SEC on March 1, 2011, and a copy of the Company’s first amendment thereto on Form 10-K/A was filed with the SEC on April 29, 2011. Except for “Executive Officers of the Registrant” from Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, the Annual Report, as amended, is not incorporated into this Proxy Statement and is not considered proxy solicitation material. Stockholders may obtain a copy of the Annual Report on Form 10-K and the amendment thereto on Form 10-K/A, without charge, by writing to Investor Relations, Ultratech, Inc., 3050 Zanker Road, San Jose, California 95134, telephone: 1-408-321-8835. The Annual Report on Form 10-K and the amendment thereto on Form 10-K/A are also available at www.ultratech.com under Investors/SEC Filings and at the website referred to in the Notice of Internet Availability of Proxy Materials.

The Board of Directors of

Ultratech, Inc.

Dated: June 6, 2011

APPENDIX A

ULTRATECH, INC.

1993 STOCK OPTION/STOCK ISSUANCE PLAN

(Amended and Restated as of May 31, 2011)

ARTICLE ONE

GENERAL

I. PURPOSE OF THE PLAN

This 1993 Stock Option/Stock Issuance Plan (“Plan”) is intended to promote the interests of Ultratech, Inc., a Delaware corporation (the “Corporation”), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) the non-employee members of the Corporation’s Board of Directors and (iii) independent consultants and other advisors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

A. The Plan became effective on September 29, 1993, the date on which the shares of the Corporation’s Common Stock were registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Such date is hereby designated as the Effective Date for the Plan.

B. This Plan shall serve as the successor to the Corporation’s existing 1993 Stock Option and 1993 Stock Issuance Plans (the “Predecessor Plans”), and no further option grants or share issuances shall be made under the Predecessor Plans from and after the Effective Date of this Plan. All outstanding stock options and unvested share issuances under the Predecessor Plans on the Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding stock options and unvested share issuances under this Plan. However, each outstanding option grant and unvested share issuance so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant or issuance, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock thereunder. All unvested shares of Common Stock outstanding under the Predecessor Plans on the Effective Date shall continue to be governed solely by the express terms and conditions of the instruments evidencing such issuances, and no provision of this Plan shall be deemed to affect or modify the rights or obligations of the holders of such unvested shares.

II. DEFINITIONS

A. For purposes of the Plan, the following definitions shall be in effect:

Board: the Corporation’s Board of Directors.

Code: the Internal Revenue Code of 1986, as amended.

Committee: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

Common Stock: shares of the Corporation’s common stock.

Change in Control: a change in ownership or control of the Corporation effected through either of the following transactions:

a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders; or

b. there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

Corporate Transaction: any of the following stockholder-approved transactions to which the Corporation is a party:

a. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to person or persons different from the persons holding those securities immediately prior to such merger.

Employee: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

Fair Market Value: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

a. If the Common Stock is at the time listed or admitted to trading on the Nasdaq Global or Global Select Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on such exchange. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

b. If the Common Stock is at the time listed or admitted to trading on any other national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

Full-Value Award: any of the following awards under the Plan that are settled in shares of Common Stock: restricted stock awards (unless issued for cash consideration equal to the Fair Market Value of the awarded shares of Common Stock on the award date), restricted stock unit awards, performance shares, cash incentive awards and any other award under the Plan that is not a stock option grant or a stock appreciation right grant.

Optionee: any person to whom an option or stock appreciation right is granted under the Discretionary Grant Program in effect under the Plan.

Participant: any person who receives a direct issuance of Common Stock under the Stock Issuance Program in effect under the Plan or a restricted stock unit award under the Automatic Grant Program.

Plan Administrator: the Committee in its capacity as the administrator of the Plan.

Performance-Based Award shall have the meaning assigned to such term in Appendix A to the Plan.

Permanent Disability or Permanently Disabled: the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

Service: the performance of services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or stock issuance agreement. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that except to the extent otherwise required by law or expressly authorized by the Plan Administrator or the Corporation’s written leave of absence policy, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.

B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Each corporation (other than the Corporation) in an unbroken chain of corporations which begins with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

III. STRUCTURE OF THE PLAN

A. Stock Programs. The Plan shall be divided into three separate components: the Discretionary Grant Program specified in Article Two, the Automatic Grant Program specified in Article Three and the Stock Issuance Program specified in Article Four. Under the Discretionary Grant Program, eligible individuals may, at the discretion of the Plan Administrator in accordance with the provisions of Article Two, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock. Under the Automatic Grant Program, non-employee Board members will receive a series of automatic restricted stock unit awards over their period of continued Board service in accordance with the provisions of Article Three. Under the Stock Issuance Program, eligible individuals may, at the discretion of the Plan Administrator, be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units or other share right awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary) or the Corporation’s attainment of financial objectives.

B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Five shall apply to the Discretionary Grant Program, the Automatic Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

IV. ADMINISTRATION OF THE PLAN

A. Both the Discretionary Grant Program and the Stock Issuance Program shall be administered by a committee (“Committee”) of two or more non-employee Board members. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

B. The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish rules and regulations for the proper administration of the Discretionary Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding option grants, stock issuances or other stock-based awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Grant or Stock Issuance Program or any outstanding stock option, stock appreciation right, share issuance or other stock-based award thereunder.

C. Administration of the Automatic Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three, and the Committee as Plan Administrator shall exercise no discretionary functions with respect to restricted stock unit awards made pursuant to that program.

V. DISCRETIONARY GRANTS AND STOCK ISSUANCES

A. The persons eligible to participate in the Discretionary Grant Program under Article Two or the Stock Issuance Program under Article Four shall be limited to the following:

1. officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

2. non-employee members of the Board; and

3. those independent consultants or other advisors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

B. The Plan Administrator shall have full authority to determine, (I) with respect to the grant of stock options or stock appreciation rights under the Discretionary Grant Program, which eligible individuals are to receive such grants, the time or time when those grants are to be made, the number of shares to be covered by each such grant, the time or times at which each option or stock appreciation right is to vest and become exercisable, the status of a granted stock option as either an incentive stock option (“Incentive Option”) which satisfies the requirements of Section 422 of the Code or a non-statutory stock option not intended to meet such requirements, and the maximum term for which the granted stock option or stock appreciation right may remain outstanding and (II) with respect to stock issuances or other stock-based awards under the Stock Issuance Program, which eligible persons are to receive such issuances or awards, the time or times when the issuances or awards are to be made, the number of shares subject to each such issuance or award, the vesting schedule (if any) applicable to the shares which are the subject of such issuance or award and the consideration for those shares.

VI. STOCK SUBJECT TO THE PLAN

A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to 14,076,779 shares.1 As

[1]

The current aggregate share limit for the Plan is 10,776,779 shares. Stockholders are being asked to approve amendments to the Plan that would increase this aggregate share limit by an additional 3,300,000 shares (so that the new aggregate share limit for the Plan would be 14,076,779 shares. Stockholders are also being asked to approve a corresponding increase in the number of shares that may be delivered pursuant to Incentive Options granted under the Plan.

required under applicable regulations, in no event will the number of shares of Common Stock that may be delivered pursuant to Incentive Options granted under the Plan exceed such share reserve. Such share reserve includes (i) the initial number of shares incorporated into the Plan from the Predecessor Plans on the Effective Date, (ii) an additional 600,000-share increase authorized by the Board on March 21, 1996 and approved by the stockholders at the 1996 Annual Stockholders Meeting, (iii) an additional 277,239 shares attributable to the automatic annual share increase for fiscal 1996 which was effected on January 2, 1996, (iv) an additional 284,346 shares attributable to the automatic annual share increase for fiscal 1997 which was effected on January 2, 1997, (v) an additional 450,000 shares authorized by the Board on March 18, 1997 and approved by the stockholders at the 1997 Annual Meeting, (vi) an additional 291,008 shares attributable to the automatic annual share increase for fiscal 1998 which was effected on January 2, 1998, (vii) an additional 295,480 shares attributable to the automatic annual share increase for fiscal 1999 which was effected on January 4, 1999, (viii) an additional 299,490 shares attributable to the automatic annual share increase for fiscal 2000 which was effected on January 3, 2000, (ix) an additional 898,045 shares of Common Stock added to the share reserve on January 2, 2002 by reason of the automatic increase provision of Section VI.B of this Article One, (x) an additional 905,088 shares of Common Stock added to the share reserve on January 2, 2003 by reason of the automatic increase provision of Section VI.B of this Article One, (xi) an additional 943,285 shares of Common Stock added to the share reserve on January 2, 2004 by reason of the automatic increase provision of Section VI.B of this Article One, (xii) an additional 954,141 shares of Common Stock added to the share reserve on January 2, 2005 by reason of the automatic increase provision of Section VI.B of this Article One, (xiii) an additional 949,991 shares of Common Stock added to the share reserve on January 3, 2006 by reason of the automatic increase provision of Section VI.B of this Article One, and (xiv) an additional 3,300,000-share increase authorized by the Board on May 31, 2011, subject to approval by the stockholders at the 2011 Annual Stockholders Meeting. The share reserve in effect from time to time under the Plan shall be subject to periodic adjustment in accordance with the provisions of this Section VI. To the extent one or more outstanding options under the Predecessor Plans which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January of each calendar year, beginning with calendar year 2002 and continuing through calendar year 2006, by an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding on the last trading day of the calendar year immediately preceding the calendar year of each such share increase, but in no event shall any such annual increase exceed 1,700,000 shares.

C. Shares of Common Stock issued in respect of any Full-Value Award granted under the Plan after the 2011 Annual Meeting shall be counted against the foregoing share limit set forth in Paragraph A of this Section VI above as two shares for every one share issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under the Plan, 200 shares shall be charged against the share limit in connection with that award.)

D. In no event may the aggregate number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) or other stock-based awards (whether in the form of restricted stock units or other share-right awards) exceed 400,000 shares per fiscal year, beginning with the 1995 fiscal year. However, for the fiscal year in which an individual receives his or her initial stock option or stock appreciation right, direct stock issuance or other stock-based award under the Plan, the limit shall be increased to 600,000 shares. Such limitations shall be subject to adjustment from time to time in accordance with the provisions of this Section VI.

E. Shares of Common Stock subject to outstanding options (including options transferred to this Plan from the Predecessor Plan) or other awards made under the Plan shall be available for subsequent issuance under the Plan to the extent those options or awards expire or terminate for any reason (including, without limitation, the cancellation of one or more options in accordance with Section IV of Article Two of the Plan) prior to the issuance of the shares of Common Stock subject to those options or awards. The number of shares so available for subsequent issuance shall be determined in accordance with the ratio (one-for-one or two-for-one) applied to the reduction of the share reserve at the time each such award was made. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the original exercise or issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan at the same ratio (one-for-one or two-for-one) at which they were charged against such share reserve when issued and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. Shares subject to any stock appreciation rights exercised in accordance with Section V of Article Two shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan (as provided in paragraph (C) of such section). In addition, should the exercise price of an outstanding option under the Plan (including any option incorporated from the Predecessor Plans) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the issuance of vested shares pursuant to a stock or stock-based award made under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the appropriate ratio for the gross number of shares for which the option is exercised or for which the stock or stock-based award was made, and not by the net number of shares of Common Stock actually issued to the holder of such option or award. Accordingly, with respect to any such stock withholding for Full-Value Awards made under the Plan after the date of the 2011 Annual Meeting, each share withheld to satisfy the applicable withholding taxes will reduce the share reserve by two shares, unless such reduction to the share reserve was previously effected at the time the award was made.

F. In the event any change is made to the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class effected without the Corporation’s receipt of consideration or should the value of the outstanding shares of Common Stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution, equitable adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards under this Plan per calendar year, (iii) the number and/or class of securities for which restricted stock unit awards are to be subsequently made per eligible non-employee Board member under the Automatic Grant Program, (iv) the number and/or class of securities and exercise price per share in effect under each stock option or stock appreciation right outstanding under the Discretionary Grant Program or Automatic Grant Program, (v) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the Plan and the issue price (if any) payable per share, (vi) the maximum number and/or class of securities subject to Performance-Based Awards denominated in such securities that may be made to any one participant per calendar year and (vii) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans. Such adjustments to the outstanding options and other stock-based awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under those outstanding options, stock appreciation rights and other awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

I. TERMS AND CONDITIONS OF OPTIONS

Options granted pursuant to the Discretionary Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator’s discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

A. Option Price.

1. The option price per share shall be fixed by the Plan Administrator and shall in no event be less than one hundred percent (100%) of the fair market value of such Common Stock on the grant date.

2. The option price shall become immediately due upon exercise of the option and, subject to the provisions of Section I of Article Four and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

•	full payment in cash or check drawn to the Corporation’s order; or

•

full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

•

full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation’s order; or

•

full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

For purposes of this subparagraph (2), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

B. Term and Exercise of Options. Each option granted under this Discretionary Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

C. Limited Transferability. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death. However, non-statutory options may, in connection with the

Optionee’s estate plan, be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for the Optionee or one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

D. Termination of Service.

1. The following provisions shall govern the exercise period applicable to any outstanding options held by the Optionee at the time of cessation of Service or death.

•

Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph D.(3) below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

•

Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. Such exercise, however, must occur prior to the earlier of (i) the first anniversary of the date of the Optionee’s death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate.

•	Under no circumstances shall any such option be exercisable after the specified expiration date of the option term.

•

During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of his or her cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any vested shares for which the option has not otherwise been exercised. However, each outstanding option shall, immediately upon the Optionee’s cessation of Service for any reason, terminate and cease to be outstanding with respect to any shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise at that time vested.

•

Should (i) the Optionee’s Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to be outstanding.

2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under subparagraph (1) above, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more subsequent installments of the option shares in which the Optionee would have otherwise vested had such cessation of Service not occurred.

3. The Plan Administrator shall also have full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service or death from the limited period in effect under subparagraph (1) above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

E. Stockholder Rights.

An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

F. Repurchase Rights.

The shares of Common Stock acquired upon the exercise of any Article Two option grant may be subject to repurchase by the Corporation in accordance with the following provisions:

(a) The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

(b) All of the Corporation’s outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

(c) The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee’s cessation of Service, to cancel the Corporation’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

II. INCENTIVE OPTIONS

The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as “non-statutory” options when issued under the Plan shall not be subject to such terms and conditions.

A. Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two

(2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of such options as incentive stock options under the Federal tax laws, each of those other options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

B. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.

III. CORPORATE TRANSACTIONS/CHANGES IN CONTROL

A. In the event of any Corporate Transaction, each option or stock appreciation right which is at the time outstanding under this Article Two shall automatically accelerate so that each such option or stock appreciation right shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option or stock appreciation right and may be exercised as to all or any portion of such shares as fully-vested shares. However, an outstanding option or stock appreciation right under this Article Two shall not so accelerate if and to the extent: (i) such option or stock appreciation right is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option or stock appreciation right relating to shares of the capital stock of the successor corporation or parent thereof, (ii) such option or stock appreciation right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on that option or stock appreciation right at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or stock appreciation right, but only if such replacement cash program would not otherwise result in the treatment of such stock option or stock appreciation right as an item of deferred compensation subject to Section 409A of the Code, or (iii) the acceleration of such option or stock appreciation right is subject to other limitations imposed by the Plan Administrator at the time of the grant of such option or stock appreciation right. The determination of the comparability of the replacement option or stock appreciation right under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B. Immediately following the consummation of the Corporate Transaction, all outstanding options or stock appreciation right under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, appropriate adjustments to reflect the Corporate Transaction shall be made to (i) the class and number of securities available for issuance over the remaining term of the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) or other stock-based awards (whether in the form of restricted stock units or other share-right awards) under this Plan per calendar year and (iii) the maximum number and/or class of securities which may be issued pursuant to Incentive Options granted under the Plan.

D. The Plan Administrator shall have the discretion, exercisable either at the time the option or stock appreciation right is granted or at any time while the option or stock appreciation right remains outstanding, to provide (upon such terms as it may deem appropriate) for the automatic acceleration of one or more outstanding options or stock appreciation rights which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, in the event the Optionee’s Service should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

E. The grant of options or stock appreciation rights under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

F. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option or stock appreciation right is granted or at any time while the option or stock appreciation right remains outstanding, to provide for the automatic acceleration of one or more outstanding options or stock appreciation rights under this Article Two (and the termination of one or more of the Corporation’s outstanding repurchase rights under this Article Two) upon the occurrence of any Change in Control. The Plan Administrator shall also have full power and authority to condition any such acceleration of outstanding options or stock appreciation rights (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee’s Service within a specified period following the Change in Control.

G. Any option or stock appreciation right accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the term of that option or stock appreciation right.

H. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II of this Article Two. To the extent such dollar limitation is exceeded, the accelerated option shall be exercisable as a non-statutory option under the Federal tax laws.

IV. PROHIBITION ON CERTAIN REPRICINGS OF OPTIONS AND STOCK APPRECIATION RIGHTS

Notwithstanding any other provision of the Plan and except for an adjustment pursuant to Section VI.E of Article 1 hereof or a repricing approved by stockholders, in no case may the Plan Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for a stock option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

V. STOCK APPRECIATION RIGHTS

A. Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant awards of stock appreciation rights in accordance with this Section V to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program. The Plan Administrator shall determine the terms and conditions for each such award, including the exercise price per share and maximum term of the award and the time or times such award shall be exercisable, provided that in no event shall the exercise price per share of the award be less than one hundred percent (100%) of the fair market value of such Common Stock on the grant date and in no event shall the award have a maximum term in excess of ten (10) years from the grant date.

B. Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.

1. One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying stock option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

2. No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section V shall be made in shares of Common Stock valued at Fair Market Value on the option surrender date.

3. If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

C. Share Counting. Upon the exercise of any stock appreciation right under this Section V, the share reserve under Section VI of Article One shall be reduced by the gross number of shares as to which such right is exercised.

ARTICLE THREE

AUTOMATIC GRANT PROGRAM

I. AWARD TERMS

A. Automatic Grants. The provisions of the Automatic Grant Program were revised, effective May 31, 2011, to increase the number of shares of Common Stock subject to the restricted stock unit awards made under such program. The revised program is subject to stockholder approval at the 2011 Annual Meeting. Accordingly, if such stockholder approval is obtained, the awards to be made pursuant to the Automatic Grant Program on and after the date of the 2011 Annual Meeting shall be as follows:

1. Each individual who is first elected or appointed as a non-employee Board member at any time on or after the date of the 2011 Annual Meeting shall automatically be granted, on the date of such initial election or appointment, restricted stock units covering 10,000 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation or any Parent or Subsidiary (the “Initial Grant”).

2. On the date of each annual stockholders meeting, beginning with the 2011 Annual Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not such individual is standing for re-election to the Board at that particular annual meeting, shall automatically be granted restricted stock units covering 7,500 shares of Common Stock, provided that such individual has served as a non-employee Board member for a period of at least six (6) months (the “Annual Grant”). There shall be no limit on the number of such Annual Grants any one continuing non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such Annual Grants over their period of continued Board service.

3. Each restricted unit awarded under this Article Three shall entitle the non-employee Board member to one share of Common Stock on the applicable issuance date following the vesting of that unit.

B. Vesting of Awards and Issuance of Shares.

1. The shares of Common Stock subject to each Initial Grant shall vest as follows: fifty percent (50%) of the shares shall vest upon the non-employee Board member’s completion of one (1) year of Board service measured from the date of the award, and the remaining shares shall vest in three (3) successive equal annual installments upon the non-employee Board member’s completion of each of the next three (3) years of Board service thereafter.

2. The shares of Common Stock subject to each Annual Grant shall vest upon earlier of (i) the non-employee Board member’s completion of one (1) year of Board service measured from the date of the award or (ii) the non-employee Board member’s continuation in Board service through the day immediately preceding the date of the first annual stockholders meeting following the award date.

3. Notwithstanding Paragraphs B.1 and B.2, should a non-employee Board member cease Board service by reason of death or Permanent Disability, then each Initial and Annual Grant made to such individual under this Article Three and outstanding at the time of such cessation of Board service shall vest in full.

4. The shares of Common Stock underlying each Initial or Annual Grant which vest in accordance with the foregoing vesting provisions shall be issued as they vest; provided, however, that the Plan Administrator may structure one or more Grants so that the issuance of the shares of Common Stock which vest under those award is deferred, in accordance with the applicable requirements of Code Section 409A and the regulations thereunder, beyond the vesting date to a designated date or the occurrence of any earlier event such as cessation of Board service or a Change in Control.

C. Dividend Equivalent Rights. Each restricted stock unit awarded under this Article Three shall include a dividend equivalent right pursuant to which a book account shall be established for the non-employee Board member and credited from time to time with each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock) which is made per issued and outstanding share of Common Stock during the period the share of Common Stock underlying that restricted stock unit remains unissued. The amount credited to the book account with respect to such restricted stock unit shall be paid to the non-employee Board member concurrently with the issuance of the share of Common Stock underlying that unit, subject to the Corporation’s collection of any applicable withholding taxes.

D. Changes to Automatic Grant Program. Subject to Section II.A of Article Five hereofhereof and the other provisions of the Plan governing the awards that may be made hereunder, the Board may at any time and from time to time amend the Automatic Grant Program, without stockholder approval, to prospectively change the types of awards that are to be made pursuant to the Initial Grants and Annual Grants under the Automatic Grant Program, the methodology for determining the number of shares of Common Stock to be subject to such awards (within the Plan’s maximum share limit pursuant to Section VI of Article One) and the other terms and conditions applicable to such awards).

II. CORPORATE TRANSACTION/CHANGE IN CONTROL

Should the non-employee Board member continue in Board service until the effective date of an actual Corporate Transaction or Change in Control, then the shares of Common Stock subject to each outstanding Initial and Annual Grant made to such Board member shall, immediately prior to the effective date of that Corporate Transaction or Change in Control, vest in full and shall be issued to him or her as soon as administratively practicable thereafter, but in no event more than fifteen (15) business days after such effective date, or shall otherwise be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders in the Corporate Transaction or Change in Control and distributed at the same time as such stockholder payments, but in no event shall the distribution to the non-employee Board member be completed later than the later of (i) the close of the calendar year in which the Corporate Transaction or Change in Control is effected or (ii) the fifteenth (15th) day of the third (3rd) calendar month following such effective date.

ARTICLE FOUR

STOCK ISSUANCE PROGRAM

I. TERMS AND CONDITIONS OF STOCK ISSUANCES

Shares may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement (“Issuance Agreement”) that complies with the terms and conditions of this Article Four. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units which entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units. Awards granted under the Stock Issuance Program, as well as awards denominated in cash, that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code may be granted under the Plan in accordance with Appendix A hereof.2

A. Consideration.

1. Shares of Common Stock drawn from the Corporation’s authorized but unissued shares of Common Stock (“Newly Issued Shares”) shall be issued under the Stock Issuance Program for one or more of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or cash equivalents (such as a personal check or bank draft) paid the Corporation;

(ii) a promissory note payable to the Corporation’s order in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Plan Administrator;

(iii) past services rendered to the Corporation or any parent or subsidiary corporation; or

(iv) any other valid consideration under the Delaware General Corporation Law.

2. Shares of Common Stock reacquired by the Corporation and held as treasury shares (“Treasury Shares”) may be issued under the Stock Issuance Program for such consideration (including one or more of the items of consideration specified in subparagraph 1. above) as the Plan Administrator may deem appropriate. Treasury Shares may, in lieu of any cash consideration, be issued subject to such vesting requirements tied to the Participant’s period of future Service or the Corporation’s attainment of specified performance objectives as the Plan Administrator may establish at the time of issuance.

3. The consideration for any Newly Issued Shares or Treasury Shares issued under this Stock Issuance Program shall have a value determined by the Plan Administrator to be not less than one-hundred percent (100%) of the Fair Market Value of those shares at the time of issuance.

B. Vesting Provisions.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

(i) the Service period to be completed by the Participant or the performance objectives to be achieved by the Corporation,

(ii) the number of installments in which the shares are to vest,

(iii) the interval or intervals (if any) which are to lapse between installments, and

[2]	Stockholders are being asked to approve the additional features of the Plan for grants of “performance-based compensation” within the meaning of Section 162(m) of the Code set forth in Appendix A.

(iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units which entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

2. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares; provided, however, that no such dividends will become payable with respect to a Performance-Based Award unless the applicable performance-vesting condition or conditions for that award are attained. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, reclassification of Common Stock or other similar change in the Corporation’s capital structure or by reason of any Corporate Transaction shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under the Plan, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money promissory note), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares. The surrendered shares may, at the Plan Administrator’s discretion, be retained by the Corporation as Treasury Shares or may be retired to authorized but unissued share status.

4. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a restricted stock unit or share right award until that award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock unit or share right awards, subject to such terms and conditions as the Plan Administrator may deem appropriate; provided, however, that no such dividend equivalents will become payable with respect to a Performance-Based Award unless the applicable performance-vesting condition or conditions for that award are attained.

5. The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6. Outstanding share right awards or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards or units, if the performance goals or Service requirements established for such awards or units are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding share right awards or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied.

7. Notwithstanding the foregoing provisions of this Section B, the Plan Administrator shall not waive any vesting requirements tied to the attainment of performance objectives that are intended to qualify an outstanding award as performance-based compensation under Code Section 162(m), except in the event of the Participant’s cessation of Service by reason of death or Permanent Disability or in connection with a Corporate Transaction or Change in Control.

II. CORPORATE TRANSACTIONS/CHANGE IN CONTROL

A. Upon the occurrence of any Corporate Transaction, all unvested shares of Common Stock at the time outstanding under the Stock Issuance Program shall immediately vest in full, except to the extent the Plan Administrator imposes limitations in the Issuance Agreement which preclude such accelerated vesting in whole or in part.

B. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the immediate and automatic vesting of one or more unvested shares outstanding under the Stock Issuance Program at the time of such Change in Control. The Plan Administrator shall also have full power and authority to condition any such accelerated vesting upon the subsequent termination of the Participant’s Service within a specified period following the Change in Control.

C. Each outstanding restricted stock unit or share right award assumed in connection with a Corporate Transaction or Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Corporate Transaction or Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to the award immediately prior to the Corporate Transaction or Change in Control would have been converted in consummation of such Corporate Transaction or Change in Control had those shares actually been outstanding at that time. If any such restricted stock unit or share right award is not so assumed or otherwise continued in effect or replaced with a cash incentive program of the successor corporation which preserves the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent payout of that value in accordance with the same vesting schedule applicable to those shares, then such unit or award shall vest, and the shares of Common Stock subject to that unit or award shall be issued as fully-vested shares, immediately prior to the consummation of the Corporate Transaction or Change in Control.

D. The Plan Administrator shall have the discretionary authority to structure one or more restricted stock unit or other share right awards under the Stock Issuance Program so that the shares of Common Stock subject to those awards shall automatically vest and become issuable in whole or in part immediately upon the occurrence of a Corporate Transaction or Change in Control or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of that Corporate Transaction or Change in Control.

III. TRANSFER RESTRICTIONS/SHARE ESCROW

A. Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets issued with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant’s interest in such shares (or other securities or assets) vests. Alternatively, if the unvested shares are issued directly to the Participant, the restrictive legend on the certificates for such shares shall read substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE ACCORDINGLY SUBJECT TO (I) CERTAIN TRANSFER RESTRICTIONS AND (II) CANCELLATION OR REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE CORPORATION’S SERVICE.

SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) DATED                     , 20        , A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.”

B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under the Stock Issuance Program. For purposes of this restriction, the term “transfer” shall include (without limitation) any sale, pledge, assignment, encumbrance, gift, or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled, and neither the Participant nor the proposed transferee shall have any rights with respect to those shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Stock Issuance Program to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Stock Issuance Program and the Issuance Agreement applicable to the gifted shares.

ARTICLE FIVE

MISCELLANEOUS

I. LOANS OR INSTALLMENT PAYMENTS

The Plan Administrator may, in its discretion, assist any Optionee or Participant (other than an Optionee or Participant who is an executive officer of the Corporation or any Parent or Subsidiary subject to the loan prohibition provisions of the Sarbanes-Oxley Act of 2002) in the exercise of one or more options granted to such Optionee under the Discretionary Grant Program or the purchase of one or more shares issued to such Participant under the Stock Issuance Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or (ii) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years. Any such loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances; provided, however, that all such terms shall be in compliance with applicable laws and regulations. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee or Participant may not exceed the option or purchase price of the acquired shares plus any Federal and State income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

II. AMENDMENT OF THE PLAN AND AWARDS

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options, stock appreciation rights, unvested stock issuances or other stock-based awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, amendments to the Plan will be subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange (or the Nasdaq Stock Market) on which the Common Stock is at the time primarily traded.

B. Options and stock appreciation rights may be granted under the Discretionary Program and stock-based awards may be made under the Stock Issuance Program that in each instance involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those grants or awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased either by (1) the automatic annual share increase provisions of Section VI.B. of Article One or (2) the stockholder approval of an amendment of the Plan sufficiently increasing the share reserve. If stockholder approval is required and is not obtained within twelve (12) months after the date the first excess grant or award made against such contingent increase, then any options, stock appreciation rights or other stock-based awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

III. TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of stock options or stock appreciation rights or upon the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income tax and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of non-statutory stock options, stock appreciation rights, restricted stock units (other than the restricted stock units or stock option grants awarded under the Automatic Grant Program) or any other share right awards pursuant to which vested shares of Common Stock are to be issued under the Plan and any or all Participants to whom vested or unvested shares of Common Stock are issued in a direct issuance under the Stock Issuance Program with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or stock appreciation rights, the issuance to them of vested shares or the subsequent vesting of unvested shares issued to them. Such right may be provided to any such holder in either or both of the following formats:

Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-statutory option or stock appreciation right or upon the issuance of fully-vested shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

Stock Delivery: The election to deliver to the Corporation, at the time the non-statutory option or stock appreciation right is exercised, the vested shares are issued or the unvested shares subsequently vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder. The shares of Common Stock so delivered shall not be added to the shares of Common Stock authorized for issuance under the Plan.

IV. EFFECTIVE DATE AND TERM OF PLAN

A. The Plan was adopted by the Board on July 23, 1993, and was approved by the stockholders on the same date. The Plan became effective on September 29, 1993, the date on which the shares of the Corporation’s Common Stock were first registered under the 1934 Act. No further option grants or stock issuances shall be made under the Predecessor Plans from and after the Effective Date.

B. Each stock option grant outstanding under the Predecessor Plans immediately prior to the Effective Date of the Discretionary Grant Program shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder. Each unvested share of Common Stock outstanding under the Predecessor Plans on the Effective Date of the Stock Issuance Program shall continue to be governed solely by the terms and conditions of the instrument evidencing such share issuance, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holder of such unvested shares.

C. The option/vesting acceleration provisions of Section III of Article Two and Section II of Article Four relating to Corporate Transactions and Changes in Control may, in the Plan Administrator’s discretion, be extended to one or more stock options or unvested share issuances which are outstanding under the Predecessor Plans on the Effective Date of the Discretionary Option Grant and Stock Issuance Programs but which do not otherwise provide for such acceleration.

D. On March 16, 1995, the Board adopted an amendment to the Plan which (i) increased the number of shares of Common Stock available for issuance under the Plan by an additional 600,000 shares (as adjusted for the May 1995 stock split), (ii) provided for an automatic annual increase to the existing share reserve on the first trading day in each of the next five (5) fiscal years, beginning with the 1996 fiscal year and continuing through fiscal year 2000, equal to 1.4% of the total number of shares of Common Stock outstanding on the last trading day of the fiscal year immediately preceding the fiscal year of each such share increase and (iii) imposed certain limitations required under applicable Federal tax laws with respect to Incentive Option grants. The amendment was approved by the stockholders at the 1995 Annual Meeting on May 17, 1995.

E. On March 21, 1996, the Board adopted an amendment to the Plan which (i) increased the number of shares of Common Stock available for issuance under the Plan by an additional 600,000 shares, (ii) increased the limit on the maximum number of shares of Common Stock issuable under the 1993 Plan prior to the required cessation of further Incentive Option grants to 3,780,000 shares plus an additional increase of 277,000 shares per fiscal year over each of the next four (4) fiscal years, beginning with the 1997 fiscal year, (iii) revised the Automatic Option Grant Program to eliminate the special one-time option grant for 28,800 shares of Common Stock to each newly-elected or newly-appointed non-employee Board member and implement a new option grant program pursuant to which all eligible non-employee Board members will receive a series of automatic option grants over their period of continued Board service. The amendment was approved by the stockholders at the 1996 Annual Meeting.

F. On March 18, 1997, the Board adopted a series of amendments to the Plan which (i) increased the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 450,000 shares, (ii) rendered all non-employee Board members eligible to receive option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs, (iii) allowed unvested shares issued under the Plan and subsequently repurchased by the Corporation at the option exercise price or direct issue price paid per share to be reissued under the Plan, (iv) eliminated the plan limitation which precluded the grant of additional Incentive Options once the number of shares of Common Stock issued under the Plan, whether as vested or unvested shares, exceeded a certain level, (v) removed certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator, and (vi) effected a series of additional changes to the provisions of the Plan (including the stockholder approval requirements) in order to take advantage of the recent amendments to Rule 16b-3 of the 1934 Act which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The March 18, 1997 amendments were approved by the stockholders at the 1997 Annual Meeting.

G. On March 14, 2001, the Board adopted an amendment to the Plan which (i) established an automatic share increase feature pursuant to which the share reserve under the Plan will automatically increase on the first trading day in January of each of the next five (5) calendar years, beginning with the 2002 calendar year and continuing through the 2006 calendar year, by an amount equal to 4% of the total number of shares of Common Stock outstanding on the last trading day of the calendar year immediately preceding the calendar year of each such share increase and (ii) extended the termination date of the Plan from June 30, 2003 to February 28, 2011. The March 14, 2001 amendment was approved by the stockholders at the 2001 Annual Meeting.

H. On July 16, 2002, the Board adopted an amendment to the Plan which revised the Automatic Option Grant Program to increase the size of the annual option grant to be received by all eligible non-employee Board members over their period of continued Board service from 4,000 to 8,000 shares of Common Stock. The July 16, 2002 amendment was approved by the stockholders at the 2003 Annual Meeting.

I. On January 30, 2006, the Board amended and restated the Plan in order to effect the following changes: (i) expand the scope of the Stock Issuance Program to include restricted stock units and other stock-based awards which vest and become payable upon the attainment of designated performance goals or the satisfaction of specified service requirements or upon the expiration of a designated time period following such vesting events, (ii) eliminate the limited stock appreciation right provisions of the Plan so that no grants made on or after January 1, 2006 under the Discretionary Grant Program or the Automatic Option Grant Program shall contain those limited cash-out rights, (iii) bring the provisions of the Plan into compliance with recent changes in the Nasdaq requirements for listed companies and the final federal tax regulations applicable to incentive stock options, (iv) specifically incorporate the prohibition of the Sarbanes-Oxley Act of 2002 against loans to executive officer and (v) effect a series of additional revisions to facilitate plan administration.

J. On January 30, 2007, the Board amended and restated the Plan, to revise the Automatic Grant Program to substitute restricted stock unit awards for the stock option grants the non-employee Board member would otherwise receive under the terms of the then-existing automatic stock option grant program. Each restricted stock unit will cover one share of Common Stock, and the substitution is accordingly effected at the rate of one restricted stock unit for every 1.6 shares of Common Stock which would otherwise have been the subject of an automatic option grant made under the automatic stock option grant program. The January 30, 2007 amendment also effected certain technical revisions to the Plan relating to changes in capital structure. The January 30, 2007 amendment of the Automatic Grant Program was approved by the stockholders at the 2007 Annual Meeting.

K. On June 7, 2010, the Board amended and restated the Plan to extend the termination date of the Plan from February 28, 2011 to June 6, 2020 and to include a prohibition on certain repricings of stock options and stock appreciation rights granted under the Plan without stockholder approval. The June 7, 2010 amendments were approved by the stockholders at the 2010 Annual Meeting.

L. On May 31, 2011, the Board amended and restated the Plan to (i) increase the number of shares of Common Stock available for issuance over the term of the Plan by an additional 3,300,000 shares, (ii) provide that Full-Value Awards granted after the date of the 2011 Annual Meeting shall be counted against the share limit set forth in Section VI of Article One as two shares for every one share issued in connection with such award, (iii) increase the number of shares of Common Stock subject to initial and annual grants of restricted stock units made to non-employee Board members under the Automatic Grant Program, (iv) provide that, subject to the limit on the maximum number of shares of Common Stock issuable under the Plan and the other provisions set forth in the Plan governing the awards that may be made hereunder, the Board may from time to time prospectively change the types of awards that may be made pursuant to the initial and annual grants for non-employee directors under the Automatic Grant Program and the methodology for determining the number of shares of Common Stock subject to those grants without stockholder approval and (v) provide that certain awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code may be granted under the Plan pursuant the terms set forth in Appendix A hereof. Stockholders are being asked to approve the May 31, 2011 amendments at the 2011 Annual Meeting.

M. The Plan shall terminate upon the earlier of (i) June 6, 2020 or (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or cancelled pursuant to the exercise of stock appreciation or other cash-out rights granted under the Plan. If the date of the plan termination is determined under clause (i) above, then all option grants and unvested share issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

V. USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes.

VI. REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any option under the Plan, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange (or the Nasdaq Stock Market, if applicable) on which shares of the Common Stock are then listed for trading.

VII. NO EMPLOYMENT/SERVICE RIGHTS

Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause.

VIII. MISCELLANEOUS PROVISIONS

A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees and the legal representatives, heirs or legatees of their respective estates.

D. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

APPENDIX A

Performance-Based Awards

Section 162(m) Performance-Based Awards. Any of the types of awards authorized under the Plan, as well as cash bonuses, may be granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or settlement of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying Stock Appreciation Rights (each as defined below), may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying Stock Appreciation Right shall be subject only to the requirements of Section A.1 and A.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Appendix A. (Options and stock appreciation rights granted with an exercise or grant price not less than the Fair Market Value of a share of Common Stock at the date of grant are referred to as “Qualifying Options” and “Qualifying Stock Appreciation Rights,” respectively.)

A.1 Class; Administrator. The eligible class of persons for Performance-Based Awards under this Appendix A shall be officers and other key employees of the Corporation (or its parent or subsidiary corporations). Performance-Based Awards shall be approved by, and any certification required pursuant to Section A.4 must be made by, a committee of the Board that consists solely of two or more outside directors as provided for in Section IV(A) of Article One of the Plan in order for such awards to qualify as performance-based compensation within the meaning Section 162(m) of the Code.

A.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Plan Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, gross revenue, earnings or revenue growth, operating income (before or after taxes), operating margin, net earnings or operating income (before or after interest, taxes, depreciation, amortization and/or stock-based compensation), market share, return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. To the extent applicable, these terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its subsidiaries from time to time. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Plan Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. To the extent provided in the applicable issuance agreement, performance targets and/or performance measurements shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Plan Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 7 years.

A.3 Form of Payment; Maximum Performance-Based Award. Grants or awards under this Appendix A may be settled in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying Stock Appreciation Rights and other Performance-Based Awards denominated in shares of Common Stock that are granted to any one participant in any one calendar year shall in the aggregate be subject to the per-participant share limit set forth in Section VI(D) of Article One of the Plan, subject to adjustment as provided in Section VI(F) of Article One of the Plan. In addition, the aggregate amount of compensation to be paid to any one participant in respect of the Performance-Based Awards denominated in cash and granted to that participant in any one calendar year, either individually or in the aggregate, shall not exceed $5 million per fiscal year (or portion thereof) included with the applicable performance period. Awards that are cancelled during the year shall be counted against this limit to the extent required by Section 162(m) of the Code.

A.4 Certification of Payment. Before any Performance-Based Award under this Appendix A (other than Qualifying Options and Qualifying Stock Appreciation Rights) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Plan Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

A.5 Reservation of Discretion. The Plan Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Appendix A including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Plan Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise. However, the Plan Administrator shall not waive any vesting requirements of an outstanding Performance-Based Award that are tied to the attainment of performance objectives established for that award pursuant to this Appendix A, except in the event of the Participant’s cessation of Service by reason of death or Permanent Disability or in connection with a Corporate Transaction or Change in Control.

A.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Plan Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Appendix, subject to any subsequent extension that may be approved by stockholders.

APPENDIX B

Form of Proxy

ULTRATECH, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS

JULY 19, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Arthur W. Zafiropoulo and Bruce R. Wright and each of them as Proxies of the undersigned with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of Common Stock of Ultratech, Inc., a Delaware corporation (the “Company”), held of record by the undersigned on May 20, 2011 at the Annual Meeting of Stockholders of Ultratech, Inc. to be held on July 19, 2011 at 2:00 p.m., local time, at the Hyatt Regency Santa Clara, 5101 Great America Parkway, Santa Clara, California 95054, or at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4, and for 1 Year on Proposal 5.

1.	To elect seven (7) directors to serve for the ensuing one year until the expiration of their terms in 2012, or until their successors are duly elected and qualified.

NOMINEES	(01) ARTHUR W. ZAFIROPOULO,	(02) JOEL F. GEMUNDER,

	(03) NICHOLAS KONIDARIS,	(04) DENNIS RANEY,

	(05) HENRI RICHARD	(06) RICK TIMMINS

(07) BEN TSAI

For ALL	Withheld from
Nominees ☐	ALL Nominees ☐

☐
For all nominees except as noted above

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

FOR	AGAINST	ABSTAIN
☐	☐	☐
(continued, and to be signed, on the other side)

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3.	To approve certain amendments to the Company’s 1993 Stock Option/Stock Issuance Plan, including an amendment to increase the number of shares reserved for issuance under the plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

4.	To approve the advisory resolution relating to the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN

☐	☐	☐

5.	To vote on the frequency of the advisory vote on executive compensation.

1 YEAR ☐	2 YEARS ☐	3 YEARS ☐	ABSTAIN ☐

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including the election of any director if any of the above nominees named herein is unable to serve or for good cause will not serve.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING                            ☐

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:

Signature

(Additional signature if held jointly)

B-2